Filed pursuant to Rule 424(b)(5)
Registration No. 333-263733

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 21, 2022)

$1,500,000,000

NXP B.V.

NXP FUNDING LLC

NXP USA, INC.

$500,000,000 4.400% Senior Notes due 2027

$1,000,000,000 5.000% Senior Notes due 2033

We are offering $500,000,000 million aggregate principal amount of our 4.400% senior notes due 2027 (the “2027 Notes”) and $1,000,000,000 million aggregate principal amount of our 5.000% senior notes due 2033 (the “2033 Notes” and, together with the 2027 Notes, the “Notes”). We will pay interest on the 2027 Notes semi-annually on June 1 and December 1 of each year, beginning on December 1, 2022. We will pay interest on the 2033 Notes semi-annually on January 15 and July 15 of each year, beginning on January 15, 2023.

We may redeem each series of Notes, in whole or in part, at any time and from time to time, at the redemption prices described in this prospectus supplement under “Description of the Notes and the Note Guarantee—Optional Redemption.”

We may also redeem all of the Notes of a series at a redemption price equal to 100% of the principal amount of the Notes of such series plus accrued and unpaid interest, if any, to the redemption date in the event of certain changes in respect of withholding taxes, as described in this prospectus supplement under “Description of the Notes and the Note Guarantee—Redemption for Tax Reasons.” The Notes will be the senior unsecured obligations of each of NXP B.V., NXP Funding LLC and NXP USA, Inc. (the “Issuers”) and will be guaranteed (the “Note Guarantee”), on a senior unsecured basis by our parent company, NXP Semiconductors N.V. (the “Parent”). The Notes and the Note Guarantee, respectively, will rank equal in right of payment with all of the Issuers’ and the Parent’s respective existing and future senior indebtedness, including the Existing Notes (as defined herein) (except that certain series of Existing Notes do not benefit from a guarantee from the Parent), but will be effectively junior to all of the Issuers’ and the Parent’s future secured indebtedness to the extent of the value of the assets securing such indebtedness and effectively junior in certain circumstances to indebtedness incurred under the Revolving Credit Agreement (as defined herein) with respect to certain assets of NXP B.V. and its subsidiaries that may secure such indebtedness in the future. The Notes and the Note Guarantee will rank senior in right of payment to the Issuers’ and the Parent’s existing and future subordinated indebtedness and will be structurally subordinated to all of the liabilities, including trade payables, of our subsidiaries. For a more detailed description of the Notes, see “Description of the Notes and the Note Guarantee.”

As described under “Use of Proceeds,” we intend to use the net proceeds from the offering of the 2027 Notes, together with all or a portion of the net proceeds of the 2033 Notes to redeem the $900 million aggregate principal amount of our outstanding 4.625% 2023 Notes (as defined herein) in accordance with the terms of the indenture governing such notes, including all premiums, accrued interest and costs and expenses related to the 4.625% 2023 Notes Redemption (as defined herein). Any remaining net proceeds from the 2027 Notes will be temporarily held as cash and other short term securities or used for general corporate purposes, which may include capital expenditures or short-term debt repayment. We intend to allocate an amount equal to the net proceeds of the 2033 Notes to Eligible Green Projects (as defined herein). Pending the allocation of an amount equal to the proceeds of the 2033 Notes toward Eligible Green Projects, we expect to temporarily use all or a portion of the net proceeds from the offering of the 2033 Notes to help fund the redemption of the 4.625% 2023 Notes. See “Use of Proceeds.”

The Notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes are a new issue of securities with no established trading market. We do not intend to apply to list the Notes on any national securities exchange or include the Notes in any automated quotation system.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense in the United States.

An investment in the Notes involves risks. See “Risk Factors” beginning on page S-9, as well as the risks set forth in our other filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain risks that should be considered in connection with an investment in the notes.

	Public Offering Price	Underwriting Discount	Offering Proceeds to Issuers, Before Expenses
Per 2027 Note(1)	99.846%	0.325%	99.521%
2027 Notes Total	$499,230,000(1)	$1,625,000(1)	$497,605,000(1)
Per 2033 Note(1)	99.701%	0.400%	99.301%
2033 Notes Total	$997,010,000(1)	$4,000,000(1)	$993,010,000(1)

(1)	Plus accrued interest from May 16, 2022, if settlement occurs after that date.

Delivery of the Notes is expected to be made in book-entry form through the facilities of The Depository Trust Company (“DTC”) and its direct participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), against payment on or about May 16, 2022.

Joint Bookrunners

Citigroup	Deutsche Bank Securities	Goldman Sachs & Co. LLC

Rabo Securities	SMBC Nikko

The date of this prospectus supplement is May 12, 2022.

Prospectus Supplement

Prospectus

This prospectus supplement has been prepared by us solely for use in connection with the proposed offering of the Notes. NXP B.V. (the “Company”), NXP Funding LLC (“NXP Funding”) and NXP USA, Inc. (“NXP USA” and, together with the Company and NXP Funding, the “Issuers” or “we”) and the underwriters reserve the right to reject any offer to purchase, in whole or in part, for any reason, or to sell less than all the Notes offered by this prospectus supplement. This prospectus supplement is personal to you and does not constitute an offer to any other person or to the public in general to subscribe for or otherwise acquire the Notes.

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.” We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The underwriters and Deutsche Bank Trust Company Americas, as trustee, make no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in or incorporated

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by reference into this prospectus supplement. Nothing contained in or incorporated by reference into this prospectus supplement is, or shall be relied upon as, a promise or representation by the underwriters as to the past or future. We have furnished the information contained in and incorporated by reference into this prospectus supplement.

We are not making any representation to you regarding the legality of an investment in the Notes under any legal investment or similar laws or regulations. You should not consider any information in this prospectus supplement to be legal, accounting, financial, business or tax advice. You should consult your own counsel, accountant or financial, business and tax advisors for legal, accounting, financial, business or tax advice regarding any investment in the Notes.

You should base your decision to invest in the Notes after considering all of the information contained in or incorporated by reference into this prospectus supplement. We and the underwriters have not authorized any other person to provide you with different information or to make any representation not contained in or incorporated by reference into this prospectus supplement. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus supplement and the accompany prospectus is accurate only as of the date on the front cover of this prospectus supplement and the accompanying prospectus. You should also assume that the information appearing in any document incorporated or to be incorporated by reference herein and in the accompanying prospectus is accurate only as of the date stated therein. Our business, financial condition, results of operations and prospects may have changed since any such date. Any statement contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a later statement contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. The distribution of this prospectus supplement and the offering and sale of the Notes in certain jurisdictions may be restricted by law. See also “Notice to Prospective Investors” below. Persons into whose possession this prospectus supplement comes are required to inform themselves about and to observe those restrictions.

We reserve the right to withdraw the offering of the Notes at any time. We and the underwriters also reserve the right to reject any offer to purchase the Notes in whole or in part for any reason or no reason and to allot to any prospective purchaser less than the full amount of the Notes sought by it.

ENFORCEMENT OF CIVIL LIABILITIES

The Company, NXP B.V., is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and certain of its directors and executive officers, are residents of the Netherlands. In addition, a substantial portion of the assets owned by us and the aforesaid individuals are located outside the United States. Similarly, the Parent is incorporated under the laws of the Netherlands. As a result, it may be difficult or impossible for you to effect service of process upon us or any of the aforesaid persons within the United States with respect to matters arising under the U.S. federal securities laws or to enforce against us or any of such persons judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws. Service of process in U.S. proceedings on persons in the Netherlands, however, is regulated by a multilateral treaty guaranteeing service of writs and other legal documents in civil cases if the current address of the defendant is known. A competent Dutch court will apply Dutch private international law to determine which laws will be applicable to any private law claim brought before it and apply such laws to such claim. It is uncertain whether a Dutch court would apply or enforce the civil liability provisions of U.S. federal securities laws.

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In the absence of an applicable treaty for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters to which the United States and the Netherlands are a party, a judgment obtained against the Company or the Parent in the courts of the United States, whether or not predicated solely upon the U.S. federal securities laws, including a judgment predicated upon the civil liability provisions of the U.S. securities laws or securities laws of any state or territory within the United States, will not be directly enforceable in the Netherlands.

In order to obtain a judgment which is enforceable in the Netherlands, the claim must be relitigated before a competent court of the Netherlands. The relevant Netherlands court has discretion to attach such weight to a judgment of the courts of the United States as it deems appropriate. Based on case law, the courts of the Netherlands may be expected to recognize and grant permission for enforcement of a judgment of a court of competent jurisdiction in the United States without re-examination or relitigation of the substantive matters adjudicated thereby, provided that (i) the relevant court in the United States had jurisdiction in the matter in accordance with standards which are generally accepted internationally; (ii) the proceedings before that court complied with principles of proper procedure; (iii) recognition and/or enforcement of that judgment does not conflict with the public policy of the Netherlands; and (iv) recognition and/or enforcement of that judgment is not irreconcilable with a decision of a Netherlands court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that earlier decision can be recognized in the Netherlands.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in the accompanying prospectus from time to time. In this prospectus supplement, we provide you with specific information about the Notes we are selling in this offering and about the offering itself. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in the Notes. This prospectus supplement also adds, updates and changes information contained or incorporated by reference in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, as well as the additional information in the documents described below under the heading “Where You Can Find More Information and Incorporation by Reference,” before investing in the Notes.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

The historical and other financial data of NXP Semiconductors N.V. presented in this prospectus supplement has been derived from the historical consolidated financial information of NXP Semiconductors N.V., incorporated by reference into this prospectus supplement. Because NXP Semiconductors N.V. conducts all of its business through the Company, a wholly owned subsidiary, and NXP Semiconductors N.V.’s only material assets are the direct ownership of 100% of the shares of the Company, the historical consolidated financial statements of NXP Semiconductors N.V. are substantially identical to those of the Company, with the exception of certain intercompany eliminations. NXP Funding and NXP USA are wholly owned, indirect subsidiaries of the Company. Therefore, we have not provided separate historical consolidated financial statements or data for the Issuers.

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In addition to the historical consolidated financial data of NXP Semiconductors N.V., we also present unaudited adjusted financial information of NXP Semiconductors N.V. The unaudited adjusted financial information as of April 3, 2022 is presented on an as adjusted basis, after giving effect to the issuance of the Notes offered hereby and the use of a portion of the proceeds therefrom for the 4.625% 2023 Notes Redemption. Such unaudited adjusted financial information has not otherwise been adjusted for any recent developments or otherwise. Such unaudited adjusted financial information has not been prepared in accordance with the requirements of Regulation S-X of the U.S. Securities Act or in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

USE OF NON-U.S. GAAP FINANCIAL INFORMATION

The consolidated financial statements of NXP Semiconductors N.V. incorporated by reference herein are presented in accordance with U.S. GAAP.

In addition to disclosing financial results in accordance with U.S. GAAP, we have incorporated by reference a metric titled net debt in this prospectus supplement. Net debt is a non-GAAP financial measure and represents total debt (short-term and long-term) after deduction of cash and cash equivalents. We believe this measure provides investors with useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to calculating our net leverage. We understand that, although net debt is used by investors and securities analysts in their evaluation of companies, this concept has limitations as an analytical tool and it should not be used as an alternative to any other measure in accordance with U.S. GAAP.

MARKET AND INDUSTRY DATA

We obtained market data and certain industry data and forecasts included in, or incorporated by reference into, this prospectus supplement from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based upon our management’s knowledge of the industry, have not been independently verified. Statements as to our market position are based on the most recent data available to us. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” appearing elsewhere in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

NXP Semiconductors N.V., the parent company of the Issuers, is subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, files or furnishes annual, quarterly and current reports and other information with the SEC. The reports and other information filed or furnished by NXP Semiconductors N.V. with the SEC pursuant to the requirements of the Exchange Act may be viewed on the SEC’s website at www.sec.gov.

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The SEC allows us to disclose important information to you by referring you to other documents filed by NXP Semiconductors N.V. separately with the SEC. This information is considered to be a part of this prospectus supplement, except for any information that is superseded by information included directly in this prospectus supplement or incorporated by reference subsequent to the date of this prospectus as described below.

This prospectus supplement incorporates by reference the documents set forth below that NXP Semiconductors N.V. has previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	NXP Semiconductors N.V.’s Annual Report on Form 10-K for the financial year ended December 31, 2021, filed with the SEC on February 25, 2022 (the “2021 NXP Annual Report”);

•	NXP Semiconductors N.V.’s Quarterly Report on Form 10-Q for the three month period ended April 3, 2022, filed with the SEC on May 3, 2022 (the “2022 NXP Q1 Report”);

•	NXP Semiconductors N.V.’s definitive proxy statement on Schedule 14A, filed with the SEC on April 11, 2022; and

•	NXP Semiconductors N.V.’s Current Report filed with the SEC on Form 8-K on February 1, 2022 (specifically with respect to Item 8.01).

In addition, we incorporate by reference any future filings NXP Semiconductors N.V. makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this prospectus supplement, effective as of the date they are filed. Any statement contained in this prospectus supplement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

If requested, we will provide to each person to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

NXP Semiconductors N.V.

60 High Tech Campus

5656 AG Eindhoven

Netherlands

+31 40 2729999

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FORWARD-LOOKING STATEMENTS

The information presented in, or incorporated by reference into, this prospectus supplement includes forward-looking statements, which are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. When used in, or incorporated by reference into, this document, the words “anticipate,” “believe,” “estimate,” “forecast,” “expect,” “intend,” “plan” and “project” and similar expressions, as they relate to us, NXP Semiconductors N.V., our management or third parties, identify forward-looking statements. Forward-looking statements include statements regarding our business strategy, financial condition and results of operations, market data, the expected use of net proceeds of the offering of the 2027 Notes and all or a portion of the net proceeds of the offering of the 2033 Notes for the 4.625% 2023 Notes Redemption and the expected use of an amount equal to the net proceeds of the offering of the 2033 Notes to finance or refinance, in whole or in part, Eligible Green Projects, as well as any other statements which are not historical facts. These statements reflect beliefs of our management, as well as assumptions made by our management and information currently available to us. Although we believe that these beliefs and assumptions are reasonable, these statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements. These factors, risks and uncertainties expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf and include, in addition to those listed under “Risk Factors” and those included elsewhere in, or incorporated by reference into, this prospectus supplement, the following:

•	market demand and semiconductor industry conditions;

•	our ability to successfully introduce new technologies and products;

•	the demand for the goods into which our products are incorporated;

•	potential impacts of the COVID-19 pandemic;

•	trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to our established supply chains;

•

our ability to generate sufficient cash, raise sufficient capital or refinance our debt at or before maturity to meet both our debt service and research and development and capital investment requirements;

•	our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers;

•	our access to production from third-party outsourcing partners, and any events that might affect their business or our relationship with them;

•	our ability to secure adequate and timely supply of equipment and materials from suppliers;

•	our ability to avoid operational problems and product defects and, if such issues were to arise, to rectify them quickly;

•	our ability to form strategic partnerships and joint ventures and successfully cooperate with our alliance partners;

•	our ability to win competitive bid selection processes;

•	our ability to develop products for use in our customers’ equipment and products;

•	our ability to successfully hire and retain key management and senior product engineers;

•

the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; and

•	our ability to maintain good relationships with our suppliers.

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In addition, this prospectus supplement contains or incorporates by reference information concerning the semiconductor industry and our market and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and our market and business segments will develop. We have based these assumptions on information currently available to us, including through the market research and industry reports referred to in this prospectus supplement. Although we believe that this information is reliable, we have not independently verified and cannot guarantee its accuracy or completeness. If any one or more of these assumptions turn out to be incorrect, actual market results may differ from those predicted. While we do not know what impact any such differences may have on our business, if there are such differences, they could have a material adverse effect on our future results of operations and financial condition, and the trading price of the Notes. There can be no assurances that a pandemic, epidemic or outbreak of a contagious disease, such as COVID-19, will not have a material and adverse impact on our business, operating results and financial condition in the future.

These and other factors are discussed in more detail under “Risk Factors” herein, in the 2021 NXP Annual Report and in the 2022 NXP Q1 Report, which are incorporated by reference herein. We do not assume any obligation to update any forward-looking statements and disclaim any obligation to update our view of any risks or uncertainties described or incorporated by reference herein or to publicly announce the result of any revisions to the forward-looking statements made in, or incorporated by reference into, this prospectus supplement, except as required by law.

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SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. The information set forth in this summary does not contain all of the information that you should consider before making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the factors described or referred to under the heading “Risk Factors” herein, in the 2021 NXP Annual Report and in the 2022 NXP Q1 Report, as well as the consolidated financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making your investment decision. This summary contains forward-looking statements that contain risks and uncertainties. Our actual results may differ significantly from future results as a result of factors such as those set forth in “Risk Factors” and “Forward-Looking Statements.”

Unless the context otherwise requires, all references herein to “we,” “our,” “us,” “NXP” and “the Company” are to the Company and its consolidated subsidiaries or to the Issuers, taken together, as the context requires.

Our Company

We are a global semiconductor company and a long-standing supplier in the industry, with over 50 years of innovation and operating history. NXP provides secure connectivity solutions for embedded applications, driving innovation in the secure connected vehicle, end-to-end security, and the smart connected solutions markets. Our products leverage our deep application and technology insight, with particular expertise in embedded digital processing, precision analog-mixed signal design, radio frequency, power management, high-speed interface, and end-to-end security. Our hardware and software product solutions are adapted by market leaders in the end-markets of automotive, industrial and IoT, mobile and communications infrastructure. We engage with leading global original equipment manufacturers (“OEMs”) and sell products in all major geographic regions. As of December 31, 2021, we had approximately 31,000 full time equivalent employees, with research and development activities and manufacturing facilities in Asia, Europe and the United States.

For the three months ended April 3, 2022, we generated revenue of $3,136 million and operating income of $873 million.

Markets, Applications and Products

Our product groups are focused on four primary end-markets that we believe are characterized by long-term, attractive growth opportunities and where we enjoy sustained, competitive differentiation through our technology leadership. The four end-markets are Automotive, Industrial & IoT, Mobile, and Communication Infrastructure & Other. We focus on developing products and system and sub-system solutions that are innovative and allow our customers to bring their end products to market more quickly. Our products, particularly our application system and sub-system solutions, help our customers design critical parts of their end products and thus help many of them to differentiate themselves based on feature performance, advanced functionality, cost or time-to-market.

We offer customers a broad portfolio of semiconductor products including microcontrollers, application processors, communication processors, connectivity chipsets, analog and interface devices, RF power amplifiers, security controllers and sensors. A key element of our strategy is to offer highly integrated and secure solutions that are increasingly sought by our customers to simplify their development efforts and shorten their time to market. We offer a broad ARM processor portfolio from microcontrollers to crossover processors and from application processors to communication processors.

Our Strengths

We believe we have a number of strengths that create the opportunity for us to be a leader in our target markets. Some of these strengths include:

•

Strong intellectual property portfolio. We have as of April 3, 2022 an extensive intellectual property portfolio of approximately 9,500 patent families (each patent family includes all patents and patent applications originating from the same invention).

•

Deep applications expertise. We have built, and continue to build, through our relationships with leading OEMs and through internal development efforts in our advanced systems lab, deep insight into the component requirements and architectural challenges of electronic system solutions in our target end-market applications, thereby enhancing our engagement in our customers’ product platforms.

•

Strong, well-established customer relationships. We have strong, well-established relationships with almost every major automotive, identification, mobile handset, consumer electronics, mobile base station and lighting supplier in the world. As of December 31, 2021, our 10 largest OEM end customers, some of whom are supplied by distributors, in alphabetical order, are Apple, Aptiv, Bosch, Continental, Denso, Harman Auto, LGE, Samsung, Visteon and Vitesco.

•

Differentiated process technologies and competitive manufacturing. We focus our internal and joint venture wafer manufacturing operations on running a portfolio of proprietary specialty process technologies that enable us to differentiate our products on key performance features. We increasingly focus our in-house manufacturing on our competitive 8-inch wafer facilities, which predominantly run manufacturing processes in the 140 nanometer, 180 nanometer and 250 nanometer process nodes, and have concentrated the majority of our manufacturing base in Asia. We believe this focus increases our return on invested capital and reduces capital expenditures.

Information Regarding The Issuers

NXP B.V., the Company, was incorporated in the Netherlands as a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) on December 21, 1990 as a wholly owned subsidiary of Koninklijke Philips N.V. (“Philips”). On September 29, 2006, in connection with the sale by Philips of 80.1% of its semiconductor business to a consortium of funds advised by Kohlberg Kravis Roberts & Co. L.P., Bain Capital Partners, LLC, Silver Lake Management Company, L.L.C., Apax Partners LLP and AlpInvest Partners N.V., the Company changed its name from Philips Semiconductors International B.V. to NXP B.V. We refer to this acquisition of Philips’s semiconductor business as our “Formation.” Since our Formation, all members of the consortium of funds that invested in us have sold their shareholding in the Company. The Company’s corporate seat is in Eindhoven, the Netherlands. The Company’s registered office is at High Tech Campus 60, 5656 AG, Eindhoven, the Netherlands, and its telephone number is +31 40 2729960.

NXP Funding LLC is a wholly owned subsidiary of the Company that was formed in Delaware as a limited liability company on September 11, 2006. The address NXP Funding’s registered office in Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808 and its telephone number is +1 512 933 8214.

NXP USA, Inc. is a wholly owned, indirect subsidiary of the Company that was incorporated in Delaware as a corporation on December 3, 2003. The address of NXP USA’s registered office in Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808 and its telephone number is +1 512 933 8214.

On August 5, 2010, NXP Semiconductors N.V., the parent company of the Issuers, completed an initial public offering and listed on the NASDAQ Global Select Market.

NXP Semiconductors N.V.’s website is at www.nxp.com. Information available on, or accessible through, our website is not incorporated into this prospectus supplement by reference and should not be considered a part of this prospectus supplement.

Corporate Structure

The following chart reflects our corporate structure and our principal indebtedness as of April 3, 2022, on an as adjusted basis after giving effect to the issuance of the Notes offered hereby.

(1)

The Company and NXP Funding entered into the Revolving Credit Agreement on June 11, 2019. As of April 3, 2022, the Company and NXP Funding did not have any borrowings outstanding under the Revolving Credit Agreement.

(2)

The Company and NXP Funding have also issued dollar-denominated 4.625% senior unsecured notes due 2023 (the “4.625% 2023 Notes”), dollar-denominated 4.875% Senior Notes due 2024 (the “4.875% 2024 Notes”), dollar-denominated 2.700% senior unsecured notes due 2025 (the “2.700% 2025 Notes”), dollar-denominated 5.350% senior unsecured notes due 2026 (the “5.350% 2026 Notes”), dollar-denominated 3.875% senior unsecured notes due 2026 (the “3.875% 2026 Notes”), dollar-denominated 3.150% senior unsecured notes due 2027 (the “3.150% 2027 Notes”), dollar-denominated 5.550% senior unsecured notes due 2028 (the “5.550% 2028 Notes” and together with the 4.875% 2024 Notes and the 5.350% 2026 Notes, the “December 2018 Notes”), dollar-denominated 4.300% senior unsecured notes due 2029 (the “4.300% 2029 Notes” and together with the 3.875% 2026 Notes, the “June 2019 Notes”), dollar-denominated 3.400% senior unsecured notes due 2030 (the “3.400% 2030 Notes” and together the 3.150% 2027 Notes and the 2.700% 2025 Notes, the “May 2020 Notes”), dollar-denominated 2.500% senior unsecured notes due 2031 (the “2.500% 2031 Notes”) and dollar-denominated 3.250% senior unsecured notes due 2041 (the “3.250% 2041 Notes” and together with the 2.500% 2031 Notes, the “May 2021 Notes,”), dollar-denominated 2.650% senior unsecured notes due 2032 (the “2.650% 2032 Notes”), dollar-denominated 3.125% senior unsecured notes due 2042 (the “3.125% 2042 Notes”), and the dollar-denominated 3.250% senior unsecured notes due 2051 (the “3.250% 2051 Notes,” and together with the 2.650% 2032 Notes and the 3.125% 2042 Notes, the “November 2021 Notes,” and collectively with the June 2019 Notes, the December 2018 Notes, the May 2020 Notes and the May 2021 Notes and the 4.625% 2023 Notes, the “Existing Notes”). NXP USA is a guarantor of the 4.625% 2023 Notes and the December 2018 Notes. NXP USA is an issuer, along with the

Company and NXP Funding, of the June 2019 Notes, the May 2020 Notes, the May 2021 Notes and the November 2021 Notes. As of April 3, 2022, on an as adjusted basis, after giving effect to the issuances of the Notes offered hereby and the use of a portion of the proceeds to complete the 4.625% 2023 Notes Redemption, the Company, NXP Funding and NXP USA would have had $11,250 million aggregate principal amount of Existing Notes outstanding.
(3)	The Existing Notes are, and the New Notes will be, guaranteed on a senior unsecured basis by our parent company, NXP Semiconductors N.V.

The Offering

Issuers	NXP B.V. (the “Company”), NXP Funding LLC (“NXP Funding”) and NXP USA, Inc. (“NXP USA” and collectively with the Company and NXP Funding, the “Issuers”). The Issuers will be jointly and severally liable for all obligations under the Notes.

NXP Funding is a wholly owned subsidiary of the Company that has been organized as a limited liability company in Delaware as a special purpose finance subsidiary to facilitate offerings of debt securities, such as the Notes. NXP Funding does not have any operations or assets, other than in connection with prior offerings of debt securities, and does not have any revenue. Accordingly, you should not expect NXP Funding to participate in servicing the principal and interest obligations on the Notes.

Notes Offered	$500,000,000 million aggregate principal amount of 4.400% senior notes due 2027.

$1,000,000,000 million aggregate principal amount of 5.000% senior notes due 2033.

Maturity	The 2027 Notes will mature on June 1, 2027.

The 2033 Notes will mature on January 15, 2033.

Interest Payment Dates	Semi-annually on June 1 and December 1 of each year, commencing December 1, 2022 for the 2027 Notes.

Semi-annually on January 15 and July 15 of each year, commencing January 15, 2023 for the 2033 Notes.

Interest on the Notes will accrue from the issue date of the Notes.

Denominations	Minimum denomination of $2,000 and any integral multiple of $1,000 in excess thereof.

Note Guarantee	The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by our parent company, NXP Semiconductors N.V. If we cannot make payments on the Notes when they are due, the Parent must make them instead. The laws of certain jurisdictions may limit the enforceability of the Note Guarantee.

Priority of the Notes and the Note Guarantee	The Notes and the Note Guarantee will be:

•

effectively junior to all of the Issuers’ and the Parent’s future secured indebtedness, to the extent of the value of assets securing such obligations and effectively junior in certain circumstances to indebtedness incurred under the Revolving Credit Agreement with respect to certain assets of NXP B.V. and its subsidiaries that may secure such indebtedness in the future. In addition, certain existing and future indebtedness and obligations permitted under the respective agreements or indentures, as the case may be, will all benefit from liens over certain assets;

•

equal in right of payment with all of the Issuers’ and the Parent’s existing and future senior indebtedness, including our Existing Notes, (except that certain series of Existing Notes do not benefit from a guarantee from the Parent) and senior in right of payment to the Issuers’ and the Parent’s existing and future subordinated indebtedness; and

•	structurally subordinated to all of the liabilities, including trade payables, of our other subsidiaries that have not guaranteed the Notes.

Additional Amounts	Any payments made by or on behalf of a Payor, as defined under “Description of the Notes and the Note Guarantee—Redemption for Taxation Reasons,” with respect to the Notes will be made without withholding or deduction for taxes in any Relevant Taxing Jurisdiction, as defined under “Description of the Notes and the Note Guarantee—Withholding Taxes,” unless required by law. If a Payor is required by law to withhold or deduct for such taxes with respect to a payment to the holders of Notes, the Payor will pay the additional amounts necessary so that the net amount received by the holders of Notes after the withholding or deduction is not less than the amount that they would have received in the absence of the withholding or deduction, subject to certain exceptions. See “Description of the Notes and the Note Guarantee—Withholding Taxes.”

Optional Redemption	We may redeem the Notes of either series, in whole or in part, at any time or from time to time, at the redemption prices described in “Description of the Notes and the Note Guarantee—Optional Redemption.”

Tax Redemption	We may redeem the Notes of either series in whole, but not in part, at any time, upon giving proper notice, if as a result of certain changes in tax law withholding taxes are or would be imposed on amounts payable on the Notes that would require the payment of Additional Amounts (as defined under “Description of the Notes and the Note Guarantee—Withholding Taxes”). If we decide to so redeem, we must pay you a redemption price equal to the principal amount of the Notes plus accrued and unpaid interest and Additional Amounts, if any. See “Description of the Notes and the Note Guarantee— Redemption for Taxation Reasons.”

Change of Control

If we experience a Change of Control Triggering Event (as defined in the indenture governing the Notes) with respect to either series of Notes, we will be required to make an offer to repurchase such series of Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to but excluding the date of repurchase. See “Description of the Notes and the Note Guarantee— Repurchase of Notes upon a Change of Control Triggering Event.”

Certain Covenants	The indenture governing the Notes will contain covenants that, among other things, limit our ability to:

•	consolidate, merge or sell all or substantially all of our assets;

•	create certain liens; and

•	enter into certain sale and leaseback transactions.

These covenants are subject to a number of important qualifications and exceptions. For more details see “Description of the Notes and the Note Guarantee—Certain Covenants.”

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $1,488.2 million.

We intend to use the net proceeds from the offering of the 2027 Notes, together with all or a portion of the net proceeds of the 2033 Notes to redeem the $900 million aggregate principal amount of the outstanding 4.625% 2023 Notes in accordance with the terms of the indenture governing the 4.625% 2023 Notes (the “4.625% 2023 Notes Redemption”), including all premiums, accrued interest and costs and expenses related to the 4.625% 2023 Notes Redemption. Any remaining net proceeds from the 2027 Notes will be temporarily held as cash and other short term securities or used for general corporate purposes, which may include capital expenditures or short-term debt repayment. We intend to allocate an amount equal to the net proceeds of the 2033 Notes to Eligible Green Projects. Pending the allocation of an amount equal to the proceeds of the 2033 Notes toward Eligible Green Projects, we expect to temporarily use all or a portion of the net proceeds from the offering of the 2033 Notes to help fund the redemption of the 4.625% 2023 Notes. See “Use of Proceeds.”

No Market	The Notes and the Note Guarantee will be new securities for which there is currently no market. Although the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so and they may discontinue market-making at any time without notice. Accordingly, there can be no assurance as to the liquidity of any market for the Notes.

Global Notes; Book-Entry System	Each series of Notes will be represented by one or more global Notes. The global Notes will be deposited with the Trustee, as custodian for DTC.

Ownership of beneficial interests in the global Notes will be shown on, and transfers of such interests will be effected only through, records maintained in book-entry form by DTC and its direct and indirect participants, including the depositaries for Clearstream or Euroclear.

Sinking Fund	The Notes will not be entitled to the benefit of any sinking fund.

Governing Law	The indenture and the Notes will be governed by the laws of the State of New York.

Tax Considerations	For material U.S. federal income tax consequences of the investment in the Notes, see “Certain Tax Considerations” in this prospectus supplement for more information.

Trustee, Registrar, Principal Paying Agent and Transfer Agent	Deutsche Bank Trust Company Americas.

Conflicts of Interest	Certain of the underwriters and/or certain of their respective affiliates may own a portion of the 4.625% 2023 Notes and, as a result of our intended use of a portion of the net proceeds from this offering to repay the 4.625% 2023 Notes, they may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the Notes are investment grade-rated securities. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Risk Factors	An investment in the Notes involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and all of the information in or incorporated by reference into this prospectus supplement before deciding to invest in the Notes.

RISK FACTORS

An investment in the Notes involves a high degree of risk. Before investing in the Notes, you should carefully consider the risks described below as well as other factors and information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors set forth in the 2021 NXP Annual Report, certain information set forth in the 2022 NXP Q1 Report and our financial statements and related notes, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity. The selected risks described below and in the 2021 NXP Annual Report are not the only risks facing us. Our business, financial condition, results of operations or liquidity could also be adversely affected by additional factors that apply to all companies generally, as well as other risks that are not currently known to us or that we currently view to be immaterial. While we attempt to mitigate known risks to the extent we believe to be practicable and reasonable, we can provide no assurance, and we make no representation, that our mitigation efforts will be successful. The occurrence of the risks described below and in the 2021 NXP Annual Report or such additional risks could have a material adverse impact on our business, financial condition, results of operations, ability to make payments on the Notes or on the trading price of the Notes.

Risks related to the Notes

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under the Notes.

We have substantial leverage. For a description of our outstanding indebtedness as of April 3, 2022 and as adjusted to reflect the issuance of the Notes offered hereby and the use of the proceeds therefrom, see “Capitalization.” Our leverage could have important consequences for you, including:

•	increasing our vulnerability to adverse economic, industry or competitive developments;

•

requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates because certain of our indebtedness, including our loans under the Revolving Credit Agreement, bear interest at a variable rate;

•

making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the Notes, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the indenture governing the Notes and the indentures and agreements governing such other indebtedness;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•

limiting our ability to obtain additional financing for working capital, capital expenditures, restructurings, product development, research and development, debt service requirements, investments, acquisitions and general corporate or other purposes; and

•

limiting our flexibility in planning for, or reacting to, changes in our business or market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who therefore, may be able to take advantage of opportunities that our leverage prevents us from exploiting.

After giving effect to the issuance of the Notes offered hereby and the 4.625% 2023 Notes Redemption, we would have had $11,162 million of indebtedness as of April 3, 2022.

We and our subsidiaries may be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may incur substantial additional indebtedness in the future. The Revolving Credit Agreement does not contain restrictions on the incurrence of additional indebtedness, except in certain circumstances. If new debt is added to our and our subsidiaries’ existing debt levels, the related risks that we will face would increase. In addition, the indenture governing the Notes will not prevent us from incurring additional indebtedness.

We are bound by restrictive covenants contained in the Revolving Credit Agreement and the indentures governing the Existing Notes, which may restrict our ability to pursue our business strategies or repay the Notes.

Restrictive covenants in certain of our existing indebtedness may in certain circumstances limit our ability, among other things, to:

•	incur liens; and

•	engage in consolidations, mergers or sales of substantially all of our assets.

See “Description of Other Indebtedness—Revolving Credit Agreement—Covenants.”

Our failure to comply with the covenants contained in the Revolving Credit Agreement, the indentures governing the Existing Notes or any other debt agreements that we may have, including as a result of events beyond our control, could result in an event of default which could materially and adversely affect our operating results and our financial condition.

The Revolving Credit Agreement and the indentures governing the Existing Notes or any other debt arrangements that we may have require us to comply with various covenants. If there were an event of default under any of our debt instruments that was not cured or waived, the holders of the defaulted debt could terminate commitments to lend and cause all amounts outstanding with respect to the debt to be due and payable immediately, which in turn could result in cross defaults under our other debt instruments. Our assets and cash flow may not be sufficient to fully repay borrowings under all of our outstanding debt instruments if some or all of these instruments are accelerated upon an event of default. If, when required, we are unable to repay, refinance or restructure our indebtedness under, or amend the covenants contained in, the Revolving Credit Agreement or such other agreements governing our indebtedness, or if a default otherwise occurs, (i) the lenders under the Revolving Credit Agreement could elect to terminate their commitments thereunder and cease making further loans and issuing or renewing letters of credit and (ii) the lenders under the Revolving Credit Agreement or holders of our Existing Notes or other indebtedness may declare all outstanding borrowings and other amounts, together with accrued interest and other fees, to be immediately due and payable and thereby prevent us from making payments on the Notes. Any such actions could force us into bankruptcy or liquidation, and we might not be able to repay our obligations under the Notes in such an event.

Insolvency laws and other limitations on the Note Guarantee may adversely affect their validity and enforceability.

Our obligations under the Notes will be guaranteed by the Parent. The Parent is organized under the laws of the Netherlands. Applicable fraudulent transfer and conveyance, equitable principles and insolvency laws and limitations in the Netherlands on the recognition and enforceability of judgments obtained in New York courts in such jurisdictions could limit the enforceability of the Note Guarantee against the Parent. Courts in the Netherlands may also in certain circumstances avoid the Note Guarantee where the Company is close to or in the vicinity of insolvency. The following discussion of fraudulent transfer, conveyance and insolvency law, although an overview, describes generally applicable terms and principles, which are defined under the Netherlands’

fraudulent transfer and insolvency statutes. Further detail and an overview of the enforceability issues as they relate to the Note Guarantee is set forth under “Limitations on Validity and Enforceability of Note Guarantee” included elsewhere in this prospectus supplement.

It is possible that creditors of the Parent or in an insolvency proceeding, the appointed insolvency administrator may challenge the Note Guarantee, and intercompany obligations generally, as fraudulent transfers or conveyances or on other grounds. If so, such laws may permit a court, if it makes certain findings, to:

•	avoid or invalidate all or a portion of the Parent’s obligations under its Note Guarantee;

•	direct that holders of the Notes return any amounts paid under the Note Guarantee to the Parent or to a fund for the benefit of the Parent’s creditors; and

•	take other action that is detrimental to you.

If we cannot satisfy our obligations under the Notes and the Note Guarantee is found to be a fraudulent transfer or conveyance or is otherwise set aside, we cannot assure you that we can ever repay in full any amounts outstanding under the Notes. In addition, the liability of the Parent under its Note Guarantee will be limited to the amount that will result in the Note Guarantee not constituting a fraudulent conveyance or improper corporate distribution or otherwise being set aside. However, there can be no assurance as to what standard a court would apply in making a determination of the maximum liability of the Parent and whether a court would give effect to such attempted limitation. Also, there is a possibility that the entire Note Guarantee may be set aside, in which case, the entire liability may be extinguished.

In order to initiate any of these actions under fraudulent transfer or other applicable principles, courts typically may determine that, at the time the Note Guarantee was issued, the Issuers or the Parent:

•	issued such Note Guarantee with the intent or knowledge of hindering, delaying or defrauding current or future creditors or with a desire to prefer some creditors over others;

•	issued such Note Guarantee in a situation where a prudent businessman as a shareholder of our company would have contributed equity to our company; or

•

received less than reasonably equivalent value for incurring the debt represented by such Note Guarantee on the basis that such Note Guarantee was incurred for our benefit, and only indirectly the Parent’s benefit, or some other basis and (1) was insolvent or rendered insolvent by reason of the issuance of the Note Guarantee, or subsequently became insolvent for other reasons; (2) was engaged, or about to engage, in a business transaction for which the Parent’s (or the Company’s, as applicable) assets were unreasonably small; or (3) intended to incur, or believed it would incur, debts beyond its ability to make required payments as and when they would become due.

Different jurisdictions evaluate insolvency on various criteria, but the Company or the Parent generally may in different jurisdictions be considered insolvent at the time it issued the Note Guarantee if:

•	its liabilities exceed the fair market value of its assets;

•	it cannot pay its debts as and when they become due; and/or

•

the present saleable value of its assets is less than the amount required to pay its total existing debts and liabilities, including contingent and prospective liabilities, as they mature or become absolute.

We cannot assure you which jurisdictions would assume authority over the Company or the Parent at any point in time in the future, or which standard a court would apply in determining whether any of the Issuers or the Parent was “insolvent” as of the date the Note Guarantee was issued or that, regardless of the method of valuation, a court would not determine that any of the Issuers or the Parent was insolvent on that date, or that a court would not determine, regardless of whether or not any of the Issuers or the Parent was insolvent on the date the Note Guarantee was issued, that payments to holders of the Notes constituted fraudulent transfers on other grounds.

We may not be able to generate sufficient cash to service and repay all of our indebtedness, including the Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, competitive, legislative, regulatory and other factors beyond our control. See “Risk Factors—Risks related to the semiconductor industry and the markets in which we participate” included in the 2021 NXP Annual Report and other risk factors incorporated herein by reference. In the future, we may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Notes. Our business may not generate sufficient cash flow from operations, or future borrowings under the Revolving Credit Agreement or from other sources may not be available to us in an amount sufficient to enable us to repay our indebtedness, including the Notes, or to fund our other liquidity needs, including our working capital and capital expenditure requirements, and we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital, restructure or refinance our indebtedness, including the Notes, or reduce or delay capital expenditures, strategic acquisitions, investments and alliances, any of which could have a material adverse effect on our business. We cannot guarantee that we will be able to obtain enough capital to service our debt and fund our planned capital expenditures and business plan. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

If we cannot make scheduled payments on our debt, we will be in default and, as a result:

•	holders of our debt securities could declare all outstanding principal and interest to be due and payable;

•	the lenders under the Revolving Credit Agreement could terminate their commitments to lend us money and declare all amounts owing thereunder to be immediately due and payable;

•	creditors may accelerate obligations owed to them; and

•	we could be forced into bankruptcy or liquidation.

Enforcing your rights as a holder of the Notes or under the Note Guarantee across multiple jurisdictions may be difficult.

The Notes will be issued by NXP B.V., which is incorporated under the laws of the Netherlands and NXP Funding LLC and NXP USA, Inc., which were formed under the laws of the state of Delaware in the United States, and guaranteed by the Parent, which is incorporated under the laws of the Netherlands. In the event of bankruptcy, insolvency or a similar event relating to the Issuers or the Parent, proceedings could be initiated in any of these jurisdictions. Your rights under the Notes and the Note Guarantee will thus be subject to the laws of the Netherlands and the state of Delaware in the United States with respect to the Notes, and the laws of the Netherlands with respect to the Note Guarantee, and you may not be able to effectively enforce your rights in such bankruptcy, insolvency and other similar proceedings. Moreover, such proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.

The Notes and the Note Guarantee are effectively junior to all of the Issuers’ and the Parent’s secured debt and structurally subordinated to all of the liabilities, including trade payables, of our other subsidiaries that have not guaranteed the Notes.

The Notes and the Note Guarantee will rank equal in right of payment with all of the Issuers’ and the Parent’s existing and future senior indebtedness, but will be effectively junior to all of the Issuers’ and the Parent’s future secured indebtedness to the extent of the value of the assets securing such indebtedness and effectively junior in certain circumstances to indebtedness incurred under the Revolving Credit Agreement with respect to certain assets of NXP B.V. and its subsidiaries that may secure such indebtedness in the future. The Notes and the Note Guarantee will rank senior in right of payment to the Issuers’ and the Parent’s existing and future subordinated indebtedness and will be structurally subordinated to all of the liabilities, including trade payables, of our other subsidiaries that have not guaranteed the Notes. The indenture governing the Notes will not prohibit the Issuers from incurring additional senior debt or secured debt, nor will it prohibit any of the Company’s subsidiaries from incurring additional liabilities.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure our other debt will be available to pay obligations in respect of the Notes only after such secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding.

The indenture governing the Notes will not limit our ability to incur additional indebtedness, pay dividends, repurchase securities, engage in transactions with affiliates or engage in other activities that could adversely affect our ability to pay our obligations on the Notes.

The indenture governing the Notes will contain only limited restrictive covenants. The indenture will not limit our or our subsidiaries’ ability to incur additional indebtedness, issue or repurchase securities, pay dividends or engage in transactions with affiliates. We, therefore, may pay dividends and incur additional debt, including secured indebtedness in certain circumstances or indebtedness by, or other obligations of, our subsidiaries to which the Notes would be structurally subordinated. Our ability to incur additional indebtedness and use our funds for numerous purposes may limit the funds available to pay our obligations under the Notes.

The indenture governing the 2033 Notes will not require that we allocate an amount equal to the net proceeds from the offering of the 2033 Notes to Eligible Green Projects or take the other actions as described under “Use of Proceeds,” and our failure to do so could adversely impact the value of the Notes.

Perception by investors of the suitability of the 2033 Notes as “green,” “social” or “sustainable” bonds could be negatively affected by dissatisfaction with the framework, or our compliance with the framework, for determining Eligible Green Projects described under “Use of Proceeds,” controversies involving the environmental, social or sustainability impact of our business or industry, evolving standards or market consensus as to what constitutes a “green,” “social” or “sustainable” bond or the desirability of investing in “green,” “social” or “sustainable” bonds or any opinion or certification as to the suitability of the 2033 Notes as “green,” “social” or “sustainable” bonds no longer being in effect.

The Eligible Green Projects to which we may allocate an amount equal to the net proceeds from the offering of the 2033 Notes may have complex direct or indirect environmental, sustainability or social impacts, and adverse environmental or social impacts may occur during the design, construction and operation of such Eligible Green Projects. In addition, projects may become controversial or criticized by activist groups or other stakeholders, which could have a negative effect on the trading price of the 2033 Notes.

As such, the market price of the 2033 Notes may be impacted by any failure by us to allocate an amount equal to the net proceeds from the 2033 Notes to Eligible Green Projects, take the other actions as described under “Use of Proceeds” or to otherwise meet or continue to meet the investment requirements of certain environmentally focused investors with respect to the 2033 Notes. Although we intend to allocate an amount equal to the net proceeds from the 2033 Notes to Eligible Green Projects and take the other actions as described under “Use of Proceeds,” it will not be an event of default under the indenture governing the 2033 Notes nor will we be required to repurchase or redeem the 2033 Notes if we fail to do so. Although we have agreed to certain reporting obligations as described under “Use of Proceeds” it will not be an event of default under the indenture governing the 2033 Notes if we fail to comply with such obligations. Holders of the 2033 Notes will have no remedies under the 2033 Notes or the indenture for any such failure.

There is no legal, regulatory or market definition of or standardized criteria for what constitutes a “green,” “social,” “sustainable” or other equivalently labeled project, and any such designations made by third parties with respect to the 2033 Notes may not be suitable for the investment criteria of an investor. We may use or allocate an amount equal to the net proceeds from the offering of the 2033 Notes in ways with which you may not agree.

We intend to allocate an amount equal to the net proceeds from the offering of the 2033 Notes to finance Eligible Green Projects. See “Use of Proceeds—Management of Proceeds” in this prospectus supplement. However, we will retain broad discretion over the use or allocation of the net proceeds of the 2033 Notes, and you may not agree with the ultimate use or allocation of these net proceeds.

There is currently no clearly defined definition (legal, regulatory or otherwise) of, nor market consensus as to what constitutes, a “green,” “social,” “sustainable” or an equivalently labeled project, or as to what precise attributes are required for a particular project to be defined as “green,” “social,” “sustainable” or such other equivalent label, and no assurance can be given that such a clear definition or consensus will develop over time or, if such definition or consensus develops in the future, that the Eligible Green Projects will meet such criteria. Accordingly, no assurance is or can be given to investors that any Eligible Green Projects selected to receive an allocation of funds from the net proceeds of the 2033 Notes will meet any or all investor expectations regarding such “green,” “social,” “sustainable” or other equivalently-labeled performance objectives, or that any adverse environmental, social or other impacts will not occur during the design, construction, operation or implementation of any Eligible Green Projects financed in whole or in part by an amount equal to the net proceeds from the sale of the 2033 Notes.

We cannot assure you that the Eligible Green Projects to which we allocate an amount equal to the net proceeds of the 2033 Notes will satisfy, or continue to satisfy, investor criteria and expectations regarding environmental impact and sustainability performance, nor can we assure you that the Eligible Green Projects criteria and other aspects of the framework described under “Use of Proceeds” will satisfy, or continue to satisfy, investor criteria or expectations for sustainable finance products. In particular, no assurance is given that the use or allocation of such proceeds for any Eligible Green Projects will satisfy, whether in whole or in part, any present or future investor expectations or requirements, voluntary taxonomies or standards regarding any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations, by its own bylaws or other governing rules or investment portfolio mandates, ratings criteria, voluntary taxonomies or standards or other independent expectations (in particular with regard to any direct or indirect environmental, sustainability or social impact of any Eligible Green Projects or uses, the subject of or related to, the relevant Eligible Green Projects). The Eligible Green Projects to which we allocate an amount equal to the net proceeds of the 2033 Notes may have complex direct or indirect environmental, sustainability or social impacts and such Eligible Green Projects may become controversial or criticized by activist groups or other stakeholders. We cannot assure you that we will be able to identify sufficient business activities qualifying as Eligible Green Projects and our failure to do so will not be an event of default or require us to repurchase or redeem the 2033 Notes. We intend to report on our allocations of an amount equal to the net proceeds from the 2033 Notes as described under “Use of Proceeds—Reporting” but may not report on any environmental, sustainability or social impact of such allocations.

No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by the Issuers), including but not limited to

Sustainalytics’ second party opinion, which may be made available in connection with the issue of the 2033 Notes. For the avoidance of doubt, any such opinion or certification is not, nor shall be deemed to be, incorporated in and/or form part of this prospectus supplement. Any such opinion or certification is not, nor deemed to be, a recommendation by the Issuers or any other person to buy, sell or hold the 2033 Notes. Any such opinion or certification is only current as of the date of its issuance. Prospective investors must determine for themselves the relevance of any such opinion or certification and/or the information contained therein and/or the provider of such opinion or certification for the purpose of any investment in the 2033 Notes. Currently, the providers of such opinions and certifications are not subject to any specific regulatory or other regime or oversight.

We do not intend to list the 2033 Notes on, and the 2033 Notes may never be listed or admitted to, any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently-labeled segment of any stock exchange or securities market, and the 2033 Notes may not be included in any green bond or similar index, and any such potential listing, admission or inclusion may not be indicative that the 2033 Notes will be suitable for the investment criteria of an investor.

We do not intend to apply for the 2033 Notes to be listed or admitted to trading on any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently-labeled segment of any stock exchange or securities market (whether or not regulated), and there is no assurance that the 2033 Notes will be included in any green bond or similar index. Moreover, even if the 2033 Notes were to be listed or admitted to trading on any such segment of any stock exchange or securities market or included in any green bond or similar index, no representation or assurance can be given by us, any underwriter or any other person:

•

that such listing, admission or inclusion would satisfy (or would continue to satisfy), in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by such investor’s own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other expectations, in particular with regard to any direct or indirect environmental, social or sustainability impact of any projects or uses, the subject of or related to, any Eligible Green Projects (and it should be noted that the criteria for any such listing, admission to trading or inclusion in an index may vary from one stock exchange, securities market or index to another); or

•	that any such listing or admission to trading or inclusion in any index will be maintained during the life of the 2033 Notes.

In the event that the 2033 Notes are listed on any such exchange or securities market or included in any such index, any change to the listing or admission status of the 2033 Notes or their inclusion in any such index, including but not limited to any change that causes the 2033 Notes to no longer be listed or admitted to trading on any stock exchange or securities market or included in any index, may have a material adverse effect on the market price of the 2033 Notes or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose.

If we are required to pay any Additional Amounts as a result of certain changes to tax law, we would have the option to redeem the Notes.

If certain changes in the law of any Relevant Taxing Jurisdiction become effective that would impose withholding taxes or other deductions on the payments on the Notes or the Note Guarantee, that would require the payment of Additional Amounts, we may redeem the Notes in whole, but not in part, at any time, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, and Additional Amounts, if any, to the date of redemption.

United States civil liabilities may not be enforceable against us.

The Company and the Parent are incorporated under the laws of the Netherlands and substantial portions of our assets are located outside of the United States. In addition, certain members of our board, our officers and certain experts named herein reside outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or one of the Parent or such other persons residing outside the United States, or to enforce outside the United States judgments obtained against such persons in U.S. courts in any action. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, rights predicated upon the U.S. laws. See “Enforcement of Civil Liabilities.”

In the absence of an applicable treaty for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters to which the United States and the Netherlands are a party, a judgment obtained against the Company or the Parent in the courts of the United States, whether or not predicated solely upon the U.S. federal securities laws, including a judgment predicated upon the civil liability provisions of the U.S. securities law or securities laws of any State or territory within the United States, will not be directly enforceable in the Netherlands.

In order to obtain a judgment which is enforceable in the Netherlands, the claim must be re-litigated before a competent court of the Netherlands. The relevant Netherlands court has discretion to attach such weight to a judgment of the courts of the United States as it deems appropriate. Based on case law, the courts of the Netherlands may be expected to recognize and grant permission for enforcement of a judgment of a court of competent jurisdiction in the United States without re-examination or re-litigation of the substantive matters adjudicated thereby, provided that (i) the relevant court in the United States had jurisdiction in the matter in accordance with standards which are generally accepted internationally; (ii) the proceedings before that court complied with principles of proper procedure; (iii) recognition and/or enforcement of that judgment does not conflict with the public policy of the Netherlands; and (iv) recognition and/or enforcement of that judgment is not irreconcilable with a decision of a Netherlands court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that earlier decision can be recognized in the Netherlands.

Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce against us, the Parent or members of our board of directors, officers or certain experts named herein who are residents of the Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters.

In addition, there is doubt as to whether a Dutch court would impose civil liability on us, the Parent, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. laws brought in a court of competent jurisdiction in the Netherlands against us, the Parent or such members, officers or experts, respectively.

We may not be able to fulfill our repurchase obligations in the event of a change of control.

If we experience a change of control triggering event (as defined in the indenture governing the Notes) with respect to a series of Notes, we will be required to make an offer to repurchase such series of Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to but excluding the date of repurchase. See “Description of the Notes and the Note Guarantee—Repurchase of Notes upon a Change of Control Triggering Event.” Similarly, upon the occurrence of a change of control, we will be required to make a change of control offer under the Existing Notes.

If a change of control triggering event under the Notes or change of control triggering event under the Existing Notes occurs, and a change of control offer is made, there can be no assurance that we will have available funds sufficient to pay the change of control purchase price for any or all of the Notes and/or the Existing Notes that might be delivered by holders of the Notes and/or the Existing Notes seeking to accept the change of control offer and, accordingly, none of the holders of the Notes or the Existing Notes may receive the change of control purchase price for their Notes or Existing Notes. Our failure to make or consummate the change of control offer or pay the change of control purchase price when due will give the trustee and the holders of the Notes or the Existing Notes the rights, or rights similar to the rights described under “Description of the Notes and the Note Guarantee—Events of Default.”

Moreover, any change of control would constitute an event of default under the Revolving Credit Agreement. Therefore, upon the occurrence of a change of control, the lenders under the Revolving Credit Agreement would have the right to terminate lending commitments and accelerate their loans, in which case, we would be required to prepay all of our outstanding obligations under the Revolving Credit Agreement.

The provision relating to a change of control may make it more difficult for a potential acquirer to obtain control of us. In addition, some important corporate events, such as leveraged recapitalizations, that would increase the level of our debt may not constitute a change of control event under the Notes, Existing Notes or Revolving Credit Agreement.

Any adverse rating of the Notes or the Existing Notes may cause the trading prices of the Notes to fall.

One or more rating services could potentially lower or withdraw entirely the ratings of the Notes or any of the Existing Notes. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal by the rating agency at any time. No assurance can be given that a rating will remain constant for any given period of time or that a rating will not be lowered or withdrawn entirely by the rating service if, in its judgment, circumstances in the future so warrant. A suspension, reduction or withdrawal at any time of the ratings assigned to the Notes or the Existing Notes by one or more of the rating services may adversely affect the cost and terms and conditions of our financing and could adversely affect the trading prices of the Notes.

There are no established trading markets for the Notes and no market for the Notes may develop. You may not be able to resell your Notes.

The Notes are new issues of securities. There are no established public trading markets for the Notes, and active trading markets may not develop. There may be limited liquidity of any trading markets that do develop for the Notes. In addition, the liquidity of the trading markets in the Notes and the market prices quoted for the Notes may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, active trading markets may not develop for the Notes, holders of the Notes may not be able to sell their Notes, or, even if they can sell their Notes, they may not be able to sell them at acceptable prices.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $1,488.2 million from the sale of the Notes in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from the offering of the 2027 Notes, together with all or a portion of the net proceeds of the 2033 Notes to redeem the $900 million aggregate principal amount of the outstanding 4.625% 2023 Notes in accordance with the terms of the indenture governing the 4.625% 2023 Notes, including all premiums, accrued interest and costs and expenses related to the 4.625% 2023 Notes Redemption. Any remaining net proceeds from the 2027 Notes will be temporarily held as cash and other short term securities or used for general corporate purposes, which may include capital expenditures or short-term debt repayment. We intend to allocate an amount equal to the net proceeds of the 2033 Notes to Eligible Green Projects (as defined below). Pending the allocation of an amount equal to the proceeds of the 2033 Notes toward Eligible Green Projects, we expect to temporarily use all or a portion of the net proceeds from the offering of the 2033 Notes to help fund the redemption of the 4.625% 2023 Notes. As of April 3, 2022, $900 million aggregate principal amount of the 4.625% 2023 Notes was outstanding. The 4.625% 2023 Notes bear interest at a rate per annum of 4.625% and mature on June 2, 2023. We are under no obligation to redeem the 4.625% 2023 Notes prior to their maturity.

Certain of the underwriters and/or certain of their respective affiliates may own a portion of the 4.625% 2023 Notes and, as a result of our intended use of a portion of the net proceeds from this offering to repay the 4.625% 2023 Notes, they may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the Notes are investment grade-rated securities. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Definition of “Eligible Green Projects”

“Eligible Green Projects” means investments in:

•	Research and Development for our:

•	“GreenChip” resonant solutions to enable the power adapters utilized in the hundreds of millions of consumer electronic devices to achieve more energy efficiency.

•	Battery control and energy management for electric and hybrid cars to increase energy efficiency and vehicle range.

•	Advanced Driver Assistance Systems, as enabled by NXP chip architectures, to smooth the ride and reduce energy consumption and emissions.

•	Mobile device “beam steering” to facilitate focused beams between base stations and mobile devices to drive energy savings.

•

Edge processing portfolio to enable fast computing to be performed directly in IoT devices, rather than requiring data to be sent to and from the cloud for processing, which helps minimize unsecure and power-hungry cloud dependence.

•	Smart building technologies, such as sensor-equipped air-conditioning, heating, lighting and other interior provisions to decrease energy consumption autonomously.

•	Energy efficiency measures at our own manufacturing and non-manufacturing facilities, such as:

•	Refurbishment of buildings.

•	On-site and off-site solar and wind energy projects.

•	Emission mitigation measures at our manufacturing facilities, with a focus on reducing fluorinated gases (F-gases) and high temperature fluids.

•	Projects to facilitate the use of non-toxic materials, which are safer for the environment and human health.

•	Industrial water efficiency, conservation and quality products.

Process for Evaluation and Selection

Our Green and Sustainable Innovation Bond Committee, formed by representatives from our Group Finance, Sustainability and Corporate Strategy organizations, our Chief Technology Officer and other parties nominated as subject matter experts, will assess and determine project eligibility and recommend an allocation of net proceeds to Eligible Green Projects.

Management of Proceeds

Pending allocation of an amount equal to the net proceeds of the 2033 Notes toward Eligible Green Projects, all or a portion of the net proceeds of the offering of the 2033 Notes will be temporarily used to help fund the 4.625% 2023 Redemption. Payment of principal of and interest on the 2033 Notes will be made from our general funds and will not be directly linked to the performance of any Eligible Green Projects. As long as the 2033 Notes are outstanding, our internal records will show the allocation of an amount equal to the net proceeds of the 2033 Notes to Eligible Green Projects. We intend to allocate an amount equal to the net proceeds from the offering of the 2033 Notes within five years of the date of issuance.

Reporting

During the term of the 2033 Notes, until such time as the net proceeds of the 2033 Notes have been fully allocated to Eligible Green Projects, we will publish annual updates in a publicly available report on our website detailing, at a minimum, the allocation of an amount equal to the net proceeds of the 2033 Notes to specific Eligible Green Projects. Our updates will include, subject to any confidentiality considerations, (i) the total amount of investments and expenditures on Eligible Green Projects, (ii) the amount or percentage of new projects and (iii) the balance of unallocated amount. Our updates will be accompanied by (i) an assertion by management that an amount equal to the net proceeds of the 2033 Notes were allocated to qualifying Eligible Green Projects and (ii) a report from an independent accountant in respect of the independent accountant’s examination of management’s assertion conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants.

Green Bond Principles

The Green Bond Principles, as administered by the International Capital Markets Association (ICMA) in 2018, (“Green Bond Principles”) are a set of voluntary guidelines for the issuance of green securities developed by a committee made up of issuers, investors and intermediaries in the green finance market and are intended to promote integrity in the green finance market through guidelines that recommend transparency, disclosure and reporting. We are in alignment with the four core components of the Green Bond Principles: (i) use of proceeds, (ii) process for project evaluation and selection, (iii) management of proceeds and (iv) reporting on the use of proceeds.

External Review

Sustainalytics, a leading independent environmental, social and governance research, ratings and analytics firm, has provided a second party opinion on our green bond framework, under which the 2033 Notes will be issued and an amount equal to the net proceeds from the offering of the 2033 Notes will be used as described above. Sustainalytics has concluded that our green bond framework is credible, robust, transparent, impactful and in alignment with the four core components of the Green Bond Principles.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization, as of April 3, 2022.

Our cash and cash equivalents and capitalization is presented:

•	on an actual basis; and

•

on an as adjusted basis, after giving effect to the issuance of the Notes offered hereby and the application of the estimated net proceeds from the issuance of the 2027 Notes, together with all or a portion of the net proceeds of the 2033 Notes, for the 4.625% Notes Redemption (but without giving effect to any premium that may be paid in connection therewith) as described under “Use of Proceeds.”

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds,” with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2021 NXP Annual Report and in the 2022 NXP Q1 Report and with the consolidated financial statement and accompanying notes incorporated by reference into this prospectus supplement.

	Actual	As adjusted
	As of April 3, 2022
	($ in millions)
Cash and cash equivalents(1)	$2,683	$3,233

Short-term debt	—	—
Long term debt(2)	10,573	9,674
Notes offered hereby	—	1,488	(3)

Total debt	10,573	11,162
Total stockholders’ equity	6,509	6,490	(4)

Total capitalization	$17,082	17,652

(1)

Our cash and cash equivalents on an as adjusted basis reflects the issuance of the Notes offered hereby, with net proceeds therefrom, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, of $8 million of cash and the intended redemption of the aggregate principal amount of $900 million of 4.625% 2023 Notes, $20 million of accrued and unpaid interest and a make-whole premium related to such redemption of $18 million.

(2)	Long-term debt on an actual basis reflects the 4.625% 2023 Notes to be redeemed with the net proceeds of the Notes offered hereby.
(3)

The Notes offered hereby on an as adjusted basis reflects the book value, being the aggregate principal amount of $1,500 million of the Notes offered hereby, minus expected debt issuance cost of $8 million and $4 million of original issue discount.

(4)	Stockholders’ equity on an as adjusted basis includes the write-off of $1 million capitalized debt issuance cost and the $18 million make-whole premium related to the 4.625% 2023 Notes.

DESCRIPTION OF OTHER INDEBTEDNESS

The following contains a summary of certain material provisions of the Revolving Credit Agreement and the Existing Notes. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the underlying documents. Terms not otherwise defined in this section shall, unless the context otherwise requires, have the same meanings set out in the Revolving Credit Agreement or the indentures governing the Existing Notes, as the case may be.

Revolving Credit Agreement

Overview

Pursuant to the revolving credit agreement, which was entered into on June 11, 2019 (the “Revolving Credit Agreement”), among the Company and NXP Funding, as borrowers, Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”), the lenders and letter of credit issuers from time to time party thereto, and the other parties thereto, commitments to provide revolving loans (“Revolving Loans”) in an initial aggregate principal amount of up to $1.5 billion and a sub-facility providing up to $200 million in letters of credit were made available to us.

Repayment

The scheduled maturity date of the Revolving Credit Agreement is June 11, 2024 and any amounts then outstanding will be due and payable on that date.

The Revolving Loans may be prepaid at any time, in whole or in part, without premium or penalty, except that any prepayment of LIBOR advances other than at the end of the applicable interest periods shall be made with reimbursement for any losses, costs and expenses of the lenders resulting therefrom. Any amount repaid or prepaid, whether voluntarily or otherwise, may be re-borrowed, subject to certain conditions precedent to borrowing as specified in the Revolving Credit Agreement. The unutilized portion of any commitment under the Revolving Credit Agreement may be permanently reduced or terminated by the Company (on behalf of itself and the co-borrower) at any time without premium or penalty.

Interest Rates

Revolving Loans bear interest, at our option, at a rate per annum equal to LIBOR plus the Applicable Margin for LIBOR Rate Loans (as set forth in the grid below) or the alternate base rate (defined as the highest of (x) the federal funds rate plus 1/2 of 1%, (y) the Administrative Agent’s “prime rate” at its principal office in New York City and (z) the LIBOR Rate for a one month interest period plus 1%) plus the Applicable Margin for ABR Loans (as set forth in the grid below) (in each case, calculated on a 360 day or on a 365 or 366 day year, as applicable).

The applicable margin means a percentage per annum to be determined in accordance with the following applicable rating grid.

	Ratings (S&P/Moody’s/Fitch)	Applicable Margin for LIBOR Rate Loans (bps per annum)	Applicable Margin for ABR Loans (bps per annum)
Category 1	BBB+/Baal/BBB+ or better	100.0	0.0
Category 2	BBB/Baa2/BBB	112.5	12.5
Category 3	BBB—/Baa3/BBB—	125.0	25.0
Category 4	BB+/Bal/BB+	150.0	50.0
Category 5	BB/Ba2/BB or lower	175.0	75.0

For the purposes of the foregoing, the Company may select interest periods of one, three or six months (or 12 months if agreed by all relevant lenders) or such shorter period as the borrowers may elect in the applicable notice for LIBOR advances. Interest is payable (i) in respect of each ABR loan, quarterly in arrears, (ii) in respect of each LIBOR loan, on the last day of each interest period and, in the case of an interest period in excess of three months, on each date occurring at three-month intervals after the first day of such interest period and (iii) in respect of each loan on any prepayment, at maturity and after such maturity, on demand. The applicable margin on all overdue amounts owing under the loan documentation will increase by 2% per annum.

Guarantee for the Revolving Credit Agreement

The obligations of the Company and NXP Funding pursuant to the Revolving Credit Agreement are unconditionally and irrevocably guaranteed, jointly and severally, on a senior unsecured basis by (each individually, an “RCF Guarantor”):

NXP Semiconductors N.V	Netherlands
NXP USA, Inc.	U.S.A.

If we cannot make payments on the Revolving Credit Agreement when they are due, certain RCF Guarantors must make them instead. The laws of certain jurisdictions limit the enforceability or require the limitation of certain guarantees.

Covenants

The Revolving Credit Agreement contains customary negative covenants restricting, subject to certain exceptions and among other things, our ability to (i) create liens on certain assets; and (ii) effect a consolidation or merger. The Revolving Credit Agreement also requires us to deliver our financial statements to the Administrative Agent for distribution to each lender, and to observe (and to cause each of our significant subsidiaries to observe), certain affirmative undertakings, subject to materiality and other customary and agreed exceptions. These affirmative undertakings include, but are not limited to, undertakings related to (i) payment of obligations, (ii) preservation of corporate existence, (iii) compliance with laws, (iv) inspection rights and (v) use of proceeds. The Revolving Credit Agreement contains a financial covenant requiring us to satisfy a 3.00 to 1.00 consolidated interest coverage ratio as of the last day of each fiscal quarter.

Events of Default

The Revolving Credit Agreement sets out customary events of default, including non-payment, breach of covenants, incorrectness of representations in any material respect, a cross-default provision, insolvency events, judgment defaults and change of control, which are, where customary, subject to grace periods. The occurrence of an event of default under the Revolving Credit Agreement allows the lenders party thereto to accelerate all outstanding Revolving Loans and terminate their commitments.

4.625% 2023 Notes; 4.875% 2024 Notes; 2.700% 2025 Notes; 5.350% 2026 Notes; 3.875% 2026 Notes; 3.150% 2027 Notes; 5.550% 2028 Notes; 4.300% 2029 Notes; 3.400% 2030 Notes; 2.500% 2031 Notes; 3.250% 2041 Notes; 2.650% 2032 Notes; 3.125% 2042 Notes; and 3.250% 2051 Notes

Overview

On May 23, 2016, the Company and NXP Funding issued $900 million aggregate principal amount of 4.625% 2023 Notes.

On December 6, 2018, the Company and NXP Funding issued $1,000 million aggregate principal amount of 4.875% 2024 Notes, $500 million aggregate principal amount of 5.350% 2026 Notes and $500 million aggregate principal amount of 5.550% 2028 Notes.

On June 18, 2019, the Company, NXP Funding and NXP USA issued $750 million aggregate principal amount of 3.875% 2026 Notes and $1,000 million aggregate principal amount of 4.300% 2029 Notes.

On May 1, 2020, the Company, NXP Funding and NXP USA issued $500 million aggregate principal amount of 2.700% 2025 Notes, $500 million aggregate principal amount of 3.150% 2027 Notes and $1,000 million aggregate principal amount of 3.400% 2030 Notes. The 3.400% 2030 Notes were designated as “green bonds,” the proceeds of which were used to fund Eligible Green Projects. As of December 31, 2021, 100% of the net proceeds for such notes were allocated to Eligible Green Projects.

On May 11, 2021, the Company, NXP Funding and NXP USA issued $1,000 million aggregate principal amount of 2.500% 2031 Notes and $1,000 million aggregate principal amount of 3.250% 2041 Notes. The 2.500% 2031 Notes were designated as “green bonds,” the proceeds of which were used to fund Eligible Green Projects. As of December 31, 2021, 64.8% of the net proceeds for such notes were allocated to Eligible Green Projects.

On November 30, 2021, the Company, NXP Funding and NXP USA issued $1,000 million aggregate principal amount of 2.650% 2032 Notes, $500 million aggregate principal amount of 3.125% 2042 Notes and $500 million aggregate principal amount of 3.250% 2051 Notes.

On March 21, 2022, we commenced offers to exchange (the “Exchange Offers”) up to $1,000,000,000 4.875% senior notes due 2024 for up to $1,000,000,000 4.875% senior notes due to 2024 that have been registered under the Securities Act, up to $500,000,000 5.350% senior notes due 2026 that have been registered under the Securities Act and up to $500,000,000 5.550% senior notes due 2028 for up to $500,000,000 5.550% senior notes due 2028 that have been registered under the Securities Act. Concurrently with such exchange offers, on March 21, 2022, we commenced an offering to exchange up to $500,000,000 2.700% Senior Notes due 2025 for up to $500,000,000 2.700% Senior Notes due 2025 that have been registered under the Securities Act, up to $750,000,000 3.875% Senior Notes due 2026 for up to $750,000,000 3.875% Senior Notes due 2026 that have been registered under the Securities Act, up to $500,000,000 3.150% Senior Notes due 2027 for up to $500,000,000 3.150% Senior Notes due 2027 that have been registered under the Securities Act, up to $1,000,000,000 4.300% Senior Notes due 2029 for up to $1,000,000,000 4.300% Senior Notes due 2029 that have been registered under the Securities Act, up to $1,000,000,000 3.400% Senior Notes due 2030 for up to $1,000,000,000 3.400% Senior Notes due 2030 that have been registered under the Securities Act, up to $1,000,000,000 2.500% Senior Notes due 2031 for up to $1,000,000,000 2.500% Senior Notes due 2031 that have been registered under the Securities Act, up to $1,000,000,000 2.650% Senior Notes due 2032 for up to $1,000,000,000, 2.650% Senior Notes due 2032 that have been registered under the Securities Act, up to $1,000,000,000 3.250% Senior Notes due 2041 for up to $1,000,000,000 3.250% Senior Notes due 2041 that have been registered under the Securities Act, up to $500,000,000 3.125% Senior Notes due 2042 for up to $500,000,000 3.125% Senior Notes due 2042 that have been registered under the Securities Act and up to $500,000,000 3.250% Senior Notes due 2051 for up to $500,000,000 3.250% Senior Notes due 2051 that have been registered under the Securities Act. The Exchange Offers expire at 5:00 p.m., New York, New York, time on May 12, 2022, unless we extend the Exchange Offers with respect to any or all series in our sole and absolute discretion. The consummation of the Exchange Offers is not contingent upon this Notes offering, and the consummation of this Notes offering is not contingent upon the Exchange Offers.

Interest Rate

The 4.625% 2023 Notes accrue interest at a rate of 4.625% per annum. The 4.625% 2023 Notes mature on June 1, 2023. Interest on the 4.625% 2023 Notes is payable semi-annually on June 1 and December 1 of each year, commencing on December 1, 2016.

The 4.875% 2024 Notes accrue interest at a rate of 4.875% per annum and mature on March 1, 2024. Interest on the 4.875% 2024 Notes is payable semi-annually on March 1 and September 1 of each year, commencing on March 1, 2019.

The 2.700% 2025 Notes accrue interest at a rate of 2.700% per annum and mature on May 1, 2025. Interest on the 2.700% 2025 Notes is payable semi-annually on May 1 and November 1 of each year, commencing on November 1, 2020.

The 5.350% 2026 Notes accrue interest at a rate of 5.350% per annum and mature on March 1, 2026. Interest on the 5.350% 2026 Notes is payable semi-annually on March 1 and September 1 of each year, commencing on March 1, 2019.

The 3.875% 2026 Notes accrue interest at a rate of 3.875% per annum and mature on June 18, 2026. Interest on the 3.875% 2026 Notes is payable semi-annually on June 18 and December 18 of each year, commencing on December 18, 2019.

The 3.150% 2027 Notes accrue interest at a rate of 3.150% per annum and mature on May 1, 2027. Interest on the 3.150% 2027 Notes is payable semi-annually on May 1 and November 1 of each year, commencing on November 1, 2020.

The 5.550% 2028 Notes accrue interest at a rate of 5.550% per annum and mature on December 1, 2028. Interest on the 5.550% 2028 Notes is payable semi-annually on June 1 and December 1 of each year, commencing on June 1, 2019.

The 4.300% 2029 Notes accrue interest at a rate of 4.300% per annum and mature on June 18, 2029. Interest on the 4.300% 2029 Notes is payable semi-annually on June 18 and December 18 of each year, commencing on December 18, 2019.

The 3.400% 2030 Notes accrue interest at a rate of 3.400% per annum and mature on May 1, 2030. Interest on the 3.400% 2030 Notes is payable semi-annually on May 1 and November 1 of each year, commencing on November 1, 2020.

The 2.500% 2031 Notes accrue interest at a rate of 2.500% per annum and mature on May 11, 2031. Interest on the 2.500% 2031 Notes is payable semi-annually on May 11 and November 11 of each year, commencing on November 11, 2021.

The 3.250% 2041 Notes accrue interest at a rate of 3.250% per annum and mature on May 11, 2041. Interest on the 3.250% 2041 Notes is payable semi-annually on May 11 and November 11 of each year, commencing on November 11, 2021.

The 2.650% 2032 Notes accrue interest at a rate of 2.650% per annum and mature on February 15, 2032. Interest on the 2.650% 2032 Notes is payable semi-annually on February 15 and August 15 of each year, commencing on August 15, 2022.

The 3.125% 2042 Notes accrue interest at a rate of 3.125% per annum and mature on February 15, 2042. Interest on the 3.125% 2042 Notes is payable semi-annually on February 15 and August 15 of each year, commencing on August 15, 2022.

The 3.250% 2051 Notes accrue interest at a rate of 3.250% per annum and mature on May 30, 2051. Interest on the 3.250% 2051 Notes is payable semi-annually on May 30 and November 30 of each year, commencing on May 30, 2022.

Prepayments and Redemptions

The Company and NXP Funding may redeem all or part of the 4.625% 2023 Notes, the 4.875% 2024 Notes, the 5.350% 2026 Notes and the 5.550% 2028 Notes and the Company, NXP Funding and NXP USA may redeem all or part of the 2.700% 2025 Notes, the 3.875% 2026 Notes, the 3.150% 2027 Notes, the 4.300% 2029 Notes, the 3.400% 2030 Notes, the 2.500% 2031 Notes, the 3.250% 2041 Notes the 2.650% 2032 Notes, the 3.152% 2042 Notes and the 3.250% 2051 Notes at a price equal to 100% of the principal amount of such notes redeemed plus accrued and unpaid interest to the redemption date and a make-whole premium.

The Company and NXP Funding, and in the case of the June 2019 Notes, the May 2020 Notes, the May 2021 Notes and the November 2021 Notes, the Company, NXP Funding and NXP USA, may also redeem all such notes in whole, but not in part, at any time, upon giving proper notice, if changes in tax laws impose certain withholding taxes on amounts payable thereunder. If the Company and NXP Funding, and in the case of the June 2019 Notes, the May 2020 Notes, the May 2021 Notes and the November 2021 Notes, the Company, NXP Funding and NXP USA, decide to do this, they must pay holders of such notes a price equal to the principal amount of the notes redeemed plus interest and certain other amounts.

In certain change of control transactions, the Company and NXP Funding, and in the case of the June 2019 Notes, the May 2020 Notes, the May 2021 Notes and the November 2021 Notes, the Company, NXP Funding and NXP USA, may be required to offer to repurchase all such notes at 101% of their principal amount plus accrued and unpaid interest.

Guarantee

Each of the Existing Notes, except the June 2019 Notes, the May 2020 Notes, the May 2021 Notes and the November 2021 Notes (for which NXP USA, Inc. is a co-issuer), are fully and unconditionally guaranteed on a senior unsecured basis by NXP USA, Inc.

The June 2019 Notes, the May 2020 Notes, the May 2021 Notes and the November 2021 Notes are also fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by NXP Semiconductors N.V.

If the Company and NXP Funding cannot make payments on the 4.625% 2023 Notes, the 4.875% 2024 Notes, the 5.350% 2026 Notes or the 5.550% 2028 Notes when they are due, the applicable guarantors must make them instead. If the Company, NXP Funding and NXP USA cannot make payment on the 2.700% 2025 Notes, the 3.875% 2026 Notes, the 3.150% 2027 Notes, the 4.300% 2029 Notes, the 3.400% 2030 Notes, the 2.500% 2031 Notes, the 3.250% 2041 Notes, the 2.650% 2032 Notes, the 3.125% 2042 Notes and the 3.250% 2051 Notes when they are due, the applicable guarantors must make them instead. The laws of certain jurisdictions may limit the enforceability of certain guarantees and of the rights to the collateral supporting such guarantees.

Priority

Each of the Existing Notes are:

•

effectively junior to all of the Issuers’ and any guarantors’ future secured indebtedness, to the extent of the value of assets securing such obligations and effectively junior in certain circumstances to indebtedness incurred under the Revolving Credit Agreement with respect to certain assets of NXP B.V. and its subsidiaries that may secure such indebtedness in the future;

•

equal in right of payment with all of the existing and future senior unsecured indebtedness of NXP B.V. and any guarantors under the Existing Notes, as applicable, except that the December 2018 Notes, the June 2019 Notes, the May 2020 Notes, the May 2021 Notes and the November 2021 Notes also have the benefit of a guarantee from the Parent, and senior in right of payment to the existing and future subordinated indebtedness of the Issuers and any guarantors; and

•	structurally subordinated to all of the liabilities, including trade payables, of our subsidiaries that are not obligors or guarantors of the Notes.

Certain Covenants and Events of Default

The indentures governing the Existing Notes contain covenants that, among other things, restrict, subject to certain exceptions, the Company’s and NXP Funding’s, and in the case of the June 2019 Notes, the May 2020 Notes, the May 2021 Notes and the November 2021 Notes the Company’s, NXP Funding’s and NXP USA’s, ability to:

•	consolidate, merge or sell all or substantially all of our assets;

•	create certain liens; and

•	enter into certain sale and leaseback transactions.

These covenants are subject to a number of important qualifications and exceptions.

The indentures governing the Existing Notes also contain certain customary events of default.

DESCRIPTION OF THE NOTES AND THE NOTE GUARANTEE

The following is a description of the dollar-denominated 4.400% senior notes due 2027 (the “2027 Notes”) and the dollar-denominated 5.000% senior notes due 2033 (the “2033 Notes” and, together with the 2027 Notes, the “Notes”). The Notes will be jointly and severally issued by NXP B.V. (the “Company”), NXP Funding LLC (“NXP Funding”) and NXP USA, Inc. (“NXP USA” and, together with the Company and NXP Funding, the “Issuers”).

In this Description of the Notes and the Note Guarantee, the Company refers only to NXP B.V., and any successor obligor to NXP B.V. on the Notes, and not to any of its subsidiaries, including NXP Funding or NXP USA. NXP Funding is a Wholly Owned Subsidiary of the Company that has been organized as a limited liability company in Delaware as a special purpose finance subsidiary to facilitate the offering of debt securities of the Company. Accordingly, you should not expect NXP Funding to participate in servicing the principal and interest obligations on the Notes.

The Issuers will issue the Notes under an indenture to be dated as of May 16, 2022 (the “Base Indenture”) among the Issuers, the Parent, as guarantor, and Deutsche Bank Trust Company Americas, as Trustee, as supplemented by the first supplemental indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture.”)

The following description is a summary and does not describe every aspect of the Notes and the Indenture. You can find the definitions of certain terms used in this description under “—Certain Definitions.” Because this is a summary, it may not contain all the information that is important to you. The following summary hereby supplements and, to the extent of any inconsistency therewith, replaces the description of the general terms and provisions of the securities set forth under the heading “Description of Debt Securities” in the accompanying prospectus. You should read the Indenture in its entirety. The terms of the Notes will include those stated in the Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Brief Description of the Notes and the Note Guarantee

The Notes:

•	are senior unsecured obligations of the Issuers;

•	are senior in right of payment to any future Subordinated Indebtedness of the Issuers;

•

are effectively junior to any future secured obligations of the Issuers, to the extent of the value of assets securing such obligations and effectively junior in certain circumstances to indebtedness incurred under the Revolving Credit Agreement with respect to certain assets of NXP B.V. and its subsidiaries that may secure such indebtedness in the future;

•	are structurally subordinated to the liabilities of the Issuers’ respective Subsidiaries which do not guarantee the Notes; and

•	are unconditionally guaranteed on a senior unsecured basis by the Guarantor.

Principal, Maturity and Interest

The Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The rights of holders of beneficial interests in the Notes (the “Holders”) to receive the payments on such Notes are subject to applicable procedures of DTC. If the due date for any payment in respect of any Notes is not a Business Day at the place at which such payment is due to be paid, the holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

The 2027 Notes will be issued in an aggregate principal amount of $500,000,000 on the Issue Date. The 2033 Notes will be issued in an aggregate principal amount of $1,000,000,000 on the Issue Date. The 2027 Notes will mature on January 1, 2027. The 2033 Notes will mature on January 15, 2033.

Interest on the 2027 Notes will accrue at the rate of 4.400% per annum and will be payable, in cash, semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2022, to holders of record on the immediately preceding May 15 and November 15. Interest on the 2033 Notes will accrue at the rate of 5.000% per annum and will be payable, in cash, semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2023, to holders of record on the immediately preceding January 1 and July 1.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period shall end on (but not include) the relevant interest payment date.

Additional Notes

The Issuers may, without the consent of the Holders, increase the principal amount of Notes by issuing additional Notes of any series (“Additional Notes”) in the future on the same terms and conditions as the Notes of such series, except for any differences in the issue price, the interest (whether accrued prior to the issue date of the Additional Notes or otherwise) or the maturity. The Additional Notes will have the same CUSIP number as the outstanding Notes of such series, provided that any Additional Notes that are not fungible with the Notes of such series for U.S. federal income tax purposes will be issued under a separate CUSIP number.

Methods of Receiving Payments on the Notes

Principal, premium, if any, interest and Additional Amounts (as defined below), if any, on the Notes of each series in registered, global form without interest coupons (collectively, the “Global Notes”) will be payable at the specified office or agency of one or more Paying Agents (as defined herein), provided that all such payments with respect to Notes represented by one or more Global Notes registered in the name of or held by a nominee of DTC will be made by wire transfer of immediately available funds to the account specified by the Holder or Holders thereof.

Principal, premium, if any, interest and Additional Amounts, if any, on any certificated securities (“Definitive Registered Notes”) will be payable at the specified office or agency of the Paying Agent in the Borough of Manhattan, City of New York maintained for such purposes. In addition, interest on the Definitive Registered Notes may be paid by check mailed to the person entitled thereto as shown on the register for the Definitive Registered Notes. See “— Paying Agent and Registrar for the Notes.”

Paying Agent and Registrar for the Notes

The Issuers will maintain a paying agent (the “Paying Agent”) for the Notes in the Borough of Manhattan, City of New York. The initial Paying Agent for the Notes will be Deutsche Bank Trust Company Americas.

The Issuers will also maintain a registrar (the “Registrar”) and a transfer agent (the “Transfer Agent”) in the Borough of Manhattan, City of New York. The Registrar and the Transfer Agent will maintain a register reflecting the ownership of the Definitive Registered Notes outstanding from time to time, if any, and will make payments on and facilitate transfers of Definitive Registered Notes on behalf of the Issuers. The Transfer Agent shall perform the functions of a transfer agent. The initial Registrar and the initial Transfer Agent for the Notes will be Deutsche Bank Trust Company Americas.

The Issuers may change any Paying Agent, Registrar or Transfer Agent for the Notes without prior notice to the Holders. The Issuers or any of its Subsidiaries may act as Paying Agent or Registrar in respect of the Notes.

Transfer and Exchange

A holder may transfer or exchange the Notes of any series in accordance with the provisions of the Indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of Notes to be redeemed.

Note Guarantee

The obligations of the Issuers pursuant to the Notes, including any payment obligation resulting from a Change of Control Triggering Event, will be guaranteed (the “Note Guarantee”) on a senior unsecured basis by the Parent.

Substantially all the operations of the Company are conducted through its Subsidiaries and joint ventures. Except for NXP USA, Inc. with respect to the 2023 Notes, such Subsidiaries of the Company and joint ventures have not guaranteed the Notes. Claims of creditors of Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by Subsidiaries, and claims of preferred and minority stockholders (if any) of Subsidiaries and claims against joint ventures generally will have priority with respect to the assets and earnings of Subsidiaries and joint ventures over the claims of creditors of the Company, including Holders. The Notes and the Note Guarantee therefore will be structurally or effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of Subsidiaries of the Company and joint ventures.

Optional Redemption

Except as set forth below in this section and under the provision described under “—Redemption for Taxation Reasons,” the Notes are not redeemable at the option of the Issuers.

Optional Redemption for the 2027 Notes

Prior to May 1, 2027 (one month prior to the maturity date of the 2027 Notes) (the “2027 Notes Par Call Date”), the Issuers may redeem the 2027 Notes at their option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the 2027 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2027 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2027Notes Par Call Date, the Issuers may redeem the 2027 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2027 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Optional Redemption for the 2033 Notes

Prior to October 15, 2032 (three months prior to the maturity date of the 2033 Notes) (the “2033 Notes Par Call Date”), the Issuers may redeem the 2033 Notes at their option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the 2033 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2033 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2033 Notes Par Call Date, the Issuers may redeem the 2033 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2033 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Procedures for notices of redemption will be provided as set forth under “—Selection and Notice” below.

Any redemption and notice of redemption may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest to, but excluding, the redemption date, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuers.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under “—Repurchase of Notes upon a Change of Control Triggering Event.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Selection and Notice

In the case of a partial redemption of the Notes of a series, selection of the Notes of such series for redemption will be made on a pro rata basis, to the extent practicable or by lot or such other similar method in accordance with the procedures of the Depositary; provided that no Notes of $2,000 or less shall be redeemed or repurchased in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes of any series are held by DTC (or another depositary), the redemption of the Notes of such series shall be done in accordance with the policies and procedures of the depositary.

Unless the Issuers default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

Redemption for Taxation Reasons

The Issuers, the Parent or a successor to an Issuer or the Parent may redeem the Notes of a series in whole, but not in part, at any time upon giving not less than 15 nor more than 60 days’ prior notice to the Holders (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding the date fixed for redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (see “—Withholding Taxes”), if any, then due and which will become due on the tax redemption date as a result of the redemption or otherwise, if any, if an Issuer, the Parent or a successor to an Issuer or the Parent (each, a “Payor”) determines in good faith that, as a result of:

(1)

any change in, or amendment to, the law or tax treaties (or any regulations, official published guidance or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined herein) affecting taxation; or

(2)

any change in, or amendment to, or the introduction of, an official position regarding the application, administration or interpretation of such laws, tax treaties, regulations, official published guidance or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) of a Relevant Taxing Jurisdiction (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), such Payor is, or on the next interest payment date in respect of the Notes of such series would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to the Issuers, the Parent or a successor to an Issuer or the Parent (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable, but not including assignment of the obligation to make payment with respect to the Notes). In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that is a Relevant Taxing Jurisdiction at the date of this prospectus, such Change in Tax Law must become effective after the date of this prospectus. In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of this prospectus, such Change in Tax Law must become effective after the date the jurisdiction becomes a Relevant Taxing Jurisdiction, unless the Change in Tax Law would have applied to the prior Relevant Taxing Jurisdiction. Notice of redemption for taxation reasons will be published in accordance with the procedures described under “—Selection and Notice.” Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts if a payment in respect of the Notes were then due and (b) unless, at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuers or Successor Company will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have been satisfied and that it would not be able to avoid the obligation to pay Additional Amounts by taking reasonable measures available to it and (b) an opinion of an independent tax counsel of recognized standing to the effect that the relevant Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

Withholding Taxes

All payments made by or on behalf of a Payor on the Notes or the Note Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1)	the Netherlands, the United States or any political subdivision or Governmental Authority thereof or therein having power to tax;

(2)

any jurisdiction from or through which payment on any such Note or Note Guarantee is made by the relevant Payor or its agents, or any political subdivision or Governmental Authority thereof or therein having the power to tax; or

(3)

any other jurisdiction in which the Payor is incorporated or organized, engaged in business for tax purposes, a resident for tax purposes, or any political subdivision or Governmental Authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to any Note or the Note Guarantee, including payments of principal, redemption price, premium, if any, or interest, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts which would have been received in respect of such payments on any such Note or the Note Guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

(1)	in the case of a Holder that is a U.S. Person (as defined below), any Taxes imposed by the United States or a political subdivision thereof;

(2)

any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or the beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes or being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment or a dependent agent in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Note or the receipt of any payment in respect thereof;

(3)

any Taxes that are imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a written request of the Payor addressed to the Holder or the beneficial owner after reasonable notice, to provide certification, information, documents or other evidence concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of the Holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a law, statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of, all or part of such Taxes;

(4)	any Taxes that are payable otherwise than by deduction or withholding from a payment of the principal, premium, if any or interest on the Notes or any Note Guarantee;

(5)	any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar Taxes;

(6)

any Taxes imposed in connection with a Note or Note Guarantee presented for payment (where presentation is permitted or required for payment) by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note or Note Guarantee to, or otherwise accepting payment from, another paying agent;

(7)	any Taxes imposed by reason of a Holder’s past or present status as a passive foreign investment company, a controlled foreign corporation or a personal holding company, in each case as defined for

U.S. federal income tax purposes, or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(8)

any Taxes imposed on interest received by (1) a 10% shareholder (as defined in section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder) of the Issuers or (2) a controlled foreign corporation that is related to the Issuers within the meaning of section 864(d)(4) of the Code, or (3) a bank receiving interest described in section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the Holder’s status as described in clauses (1) through (3) of this sub-clause (8);

(9)

any Taxes imposed or required pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement);

(10)	any Taxes imposed, deducted or withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet Bronbelasting 2021); or

(11)	any combination of the above.

Such Additional Amounts will also not be payable (x) if the payment could have been made without such deduction or withholding if the Holder or the beneficiary of the payment had presented the Note for payment (where presentation is required for payment) within 15 days after the relevant payment was first made available for payment to the Holder or (y) where, had the beneficial owner of the Note been the Holder, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (11) inclusive above.

As used in this section “—Withholding Taxes,” “U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, a partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes, in such form as provided in the ordinary course by the Relevant Taxing Jurisdiction and as is reasonably available to the Payor, and will provide such certified copies to the Trustee. Such copies shall be made available to the Holders upon request. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes.

If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on any Note or the applicable Note Guarantee, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor may deliver such Officer’s Certificate as promptly as practicable after the date that is 30 days prior to the payment date). The Trustee will be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

Wherever in any of the Indenture, the Note Guarantee or this “Description of the Notes and the Note Guarantee” there is mentioned, in any context:

1)	the payment of principal

2)	purchase prices in connection with a purchase of Notes

3)	interest, or

4)	any other amount payable on or with respect to any of the Notes,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payors will pay any present or future stamp, court or documentary Taxes, or any other excise, property or similar Taxes, that arise in any Relevant Taxing Jurisdiction from the execution, delivery, registration or enforcement of any Notes, the Indenture or any other document or instrument in relation thereto (other than a transfer or exchange of the Notes), and the Payors agree to indemnify the Holders for any such taxes paid by such Holders.

The foregoing obligations of this “Withholding Taxes” section will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any subsequent Relevant Taxing Jurisdiction.

U.S. Federal Income Tax Treatment of NXP Funding

NXP Funding may not hold any material assets, become liable for any material obligations or engage in any business activities, provided that it may be a co-obligor or guarantor with respect to the Notes or any other Indebtedness issued by the Company or a Guarantor, and may engage in any activities directly related thereto or necessary in connection therewith. NXP Funding is treated as a disregarded entity of the Company for U.S. federal income tax purposes, and for so long as any of the Notes remain outstanding, the Issuers will not take any action that is inconsistent with NXP Funding being treated as a disregarded entity of the Company for U.S. federal income tax purposes.

Repurchase of Notes upon a Change of Control Triggering Event

Not later than 60 days following a Change of Control Triggering Event with respect to a series of Notes, unless the Issuers have exercised their right to redeem all of the Notes of such series as described under “—Optional Redemption,” the Issuers will make an Offer to Purchase all of the outstanding Notes of such series at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

An “Offer to Purchase” must be made by written offer, which will specify the principal amount of Notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date. The Offer to Purchase will also contain instructions and materials necessary to enable Holders to tender Notes pursuant to the offer.

A Holder may tender all or any portion of its Notes of the applicable series of Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. On the purchase date, the purchase price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date.

The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the U.S. Exchange Act and any other securities laws or regulations (or rules of any exchange on which the Notes are then listed) in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations (or exchange rules) conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations (or exchange rules) and will not be deemed to have breached their obligations, or require a repurchase of the Notes, under the Change of Control provisions of the Indenture by virtue of the conflict.

The Issuers will not be required to make an Offer to Purchase following a Change of Control Triggering Event with respect to a series of Notes if (i) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by the Company and purchases all such Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption has been given pursuant to the Indenture as described under “—Optional Redemption.” Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control Triggering Event, conditional upon the occurrence of the applicable Change of Control or the Change of Control Triggering Event.

Other indebtedness to which the Issuers or the Company’s Subsidiaries are or may in the future be subject may provide for change of control provisions requiring such indebtedness to be repurchased upon a change of control. See “Description of Other Indebtedness” elsewhere in this prospectus. If the exercise by the Holders of their right to require the Issuers to repurchase the Notes of a series upon a Change of Control Triggering Event occurred at the same time as a change of control event under one or more of the other debt agreements to which the Issuers or the Company’s Subsidiaries are or may in the future be subject to, the Issuers’ ability to pay cash to the Holders upon a repurchase may be further limited by the Issuers’ then-existing financial resources. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—We may not be able to fulfill our repurchase obligations in the event of a change of control.”

There is no precise established definition of the phrase “substantially all,” as used with respect to the assets of the Issuers in the definition of “Change of Control,” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person, in which case a Holder’s ability to obtain the benefit of these provisions could be unclear.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company. As of the date hereof, the Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that it could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the Company’s ability to incur certain types of additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitations on Liens” and “—Certain Covenants—Limitations on Sale and Lease-Back Transactions.” Such restrictions can be waived only with the consent of the Holders of a majority in principal amount of the Notes of the applicable series then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The provisions under the Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes of the applicable series.

Certain Covenants

Principal and Interest

The Issuers covenant to pay the principal of and interest on the Notes when due and in the manner that will be provided in the Indenture.

Merger and Consolidation

The Company

The Company will not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or permit any Person to consolidate with or merge with or into it, unless:

(1)

either (x) the Company will be the surviving Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition or (y) the resulting, surviving or transferee Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition will be a Person organized and existing under the laws of any member state of the European Union on January 1, 2004, the United States of America, any state thereof or the District of Columbia, Canada or any province of Canada, Norway, Switzerland or Singapore (or, a Person not organized under such laws which agrees (i) to submit to the jurisdiction of the United States district court for the Southern District of New York, and (ii) to indemnify and hold harmless the Holders against Taxes and expenses due as a result of such transaction, if any), and, in the case of (y), such Person expressly assumes, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company under the Notes and the Indenture (any such Person under (x) or (y), a “Successor Company”);

(2)

immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)

the Company shall have delivered to the Trustee (i) an Officer’s Certificate and an Opinion of Counsel, each to the effect that such transaction and such supplemental indenture (if any) comply with the Indenture and (ii) an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company (in each case, in form and substance reasonably satisfactory to the Trustee), provided that, in each case, in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to the satisfaction of clause (2) above.

The restriction in clause (3) of the first paragraph above shall not be applicable to:

(a)

the consolidation with or merger with or into the Company of, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company’s assets to, an Affiliate of the Company, if an Officer or the Company’s Board of Directors determines in good faith that the purpose of such transaction is principally to change the Company’s jurisdiction of incorporation or convert the Company’s form of organization to another form; or

(b)

the consolidation with or merger with or into the Company of, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company’s assets to, the Parent or a single Wholly Owned Subsidiary of the Company in accordance with applicable law, provided that, if no supplemental indenture needs to be executed in relation to such transaction, the Company will notify the Trustee of such transaction (but no Officer’s Certificate or Opinion of Counsel shall need to be delivered to the Trustee in relation thereto).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company’s assets occurs in accordance with the Indenture, the Successor Company (if other than the Company) will succeed to, and be substituted for the Company and may exercise every right and power under the Indenture and the Notes with the same effect as if such Successor Company had been named in the Company’s place in the Indenture, and the Company will be released from all its obligations and covenants under the Indenture and the Notes.

NXP Funding

NXP Funding may not consolidate with, merge with or into any Person or permit any Person to merge with or into NXP Funding unless either (x) NXP Funding will be the surviving Person of any such consolidation or merger or (y) concurrently therewith, a Subsidiary of the Company that is a limited liability company or corporation organized under the laws of the United States of America, any state thereof or the District of Columbia (which may be NXP Funding or the continuing Person as a result of such transaction) expressly assumes all the obligations of NXP Funding under the Notes and the Indenture.

Upon the consummation of any transaction effected in accordance with (y) in the immediately preceding paragraph, the resulting surviving NXP Funding will succeed to, and be substituted for, NXP Funding and may exercise every right and power under the Indenture and the Notes with the same effect as if such successor Person had been named in NXP Funding’s place in the Indenture, and NXP Funding will be released from all its obligations and covenants under the Indenture and the Notes.

Any such surviving or transferee Person must be a disregarded entity for U.S. federal income tax purposes, which is either a direct Wholly Owned Subsidiary of the Company, or held through one or more Subsidiaries of the Company that are treated as disregarded entities for U.S. federal income tax purposes.

NXP USA

NXP USA may not:

(1)	consolidate with or merge with or into any Person, or

(2)	sell, convey, transfer or dispose of all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or

(3)	permit any Person to merge with or into NXP USA,

unless:

(a)	the other Person is the Parent, the Company or NXP Funding (or becomes a Subsidiary Guarantor concurrently with the transaction); or

(b)

(1) either (x) NXP USA is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of NXP USA under the Notes; and (2) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing; or

(c)

the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of NXP USA or the sale or disposition of all or substantially all the assets of NXP USA otherwise permitted by the Indenture.

NXP USA’s obligations with respect to a series of Notes will terminate and release:

(1)

upon a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of NXP USA or of a Person who holds all of the Capital Stock of NXP USA, such that NXP USA does not remain a Subsidiary, or the sale or disposition of all or substantially all of the assets of NXP USA, in each case, as otherwise permitted by the Indenture;

(2)	upon defeasance or discharge of the Notes of such series, as provided in the provisions described under “—Defeasance” and “—Satisfaction and Discharge;”

(3)

at the option of the Issuers, so long as no Event of Default has occurred and is continuing with respect to such series of Notes, once NXP USA is unconditionally released from its liability with respect to (i) the Revolving Credit Agreement and (ii) the Existing Notes.

Guarantor

The Parent

The Parent will not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or permit any Person to consolidate with or merge with or into it, unless:

(1)

either (x) the Parent will be the surviving Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition or (y) the resulting, surviving or transferee Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition will be a Person organized and existing under the laws of any member state of the European Union on January 1, 2004, the United States of America, any state thereof or the District of Columbia, Canada or any province of Canada, Norway, Switzerland or Singapore (or, a Person not organized under such laws which agrees (i) to submit to the jurisdiction of the United States district court for the Southern District of New York, and (ii) to indemnify and hold harmless the Holders against Taxes and expenses due as a result of such transaction, if any), and, in the case of (y), such Person expressly assumes, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Parent under the Notes and the Indenture (any such Person under (x) or (y), a “Successor Parent”);

(2)

immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Parent or any Subsidiary of the Successor Parent as a result of such transaction as having been Incurred by the Successor Parent or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)

the Parent shall have delivered to the Trustee (i) an Officer’s Certificate and an Opinion of Counsel, each to the effect that such transaction and such supplemental indenture (if any) comply with the Indenture and (ii) an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Parent (in each case, in form and substance reasonably satisfactory to the Trustee), provided that, in each case, in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to the satisfaction of clause (2) above.

The restriction in clause (3) of the first paragraph above shall not be applicable to:

(a)

the consolidation with or merger with or into the Parent of, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Parent’s assets to, an Affiliate of the Parent, if an Officer or the Parent’s Board of Directors determines in good faith that the purpose of such transaction is principally to change the Parent’s jurisdiction of incorporation or convert the Parent’s form of organization to another form; or

(b)

the consolidation with or merger with or into the Parent of, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all the Parent’s assets to, a single Wholly Owned Subsidiary of the Parent, including, but not limited to, the Company, in accordance with applicable law; or

(c)

the consolidation with or merger with or into the Parent, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all the Parent’s assets, if (i) an Officer or the Parent’s Board of Directors determines in good faith that the purpose of such transaction is principally to change the Parent’s jurisdiction of incorporation, (ii) such transaction does not constitute a Change of Control, (iii) such transaction complies with clauses (1) and (2) in the first paragraph above, and (iv) a Successor Parent expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Parent under the Notes and the Indenture, provided that, if no supplemental indenture needs to be executed in relation to such transaction, the Parent will notify the Trustee of such transaction (but no Officer’s Certificate or Opinion of Counsel shall need to be delivered to the Trustee in relation thereto).

Further, whether or not a merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Parent’s assets occurs, the Parent may effect a transaction or series of related transactions that is principally to change the Parent’s jurisdiction of incorporation and any successor entity in such transaction shall be substituted for the Parent, so long as such transaction does not constitute a Change of Control and such transaction complies with clauses (1) and (2) in the first paragraph above and (i)-(iv) in paragraph (C) above.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Parent’s assets or change of jurisdiction transaction as described in the immediately preceding paragraph occurs in accordance with the Indenture, the Successor Parent (if other than the Parent) will succeed to, and be substituted for the Parent and may exercise every right and power under the Indenture and the Notes with the same effect as if such Successor Parent had been named in the Parent’s place in the Indenture, and the Parent will be released from all its obligations and covenants under the Indenture and the Notes.

Negative Covenants

In addition to the covenants set forth above, the following additional covenants shall apply to the Notes. These covenants do not limit the Issuers’ ability to Incur Indebtedness.

Limitations on Liens

The Indenture will provide that, so long as any Notes of a series are outstanding, the Company and NXP Funding will not, and will not permit any Significant Subsidiary to, issue or assume any Indebtedness if such Indebtedness is secured by a Lien, other than a Permitted Lien, upon any Principal Property of the Company and NXP Funding or any Significant Subsidiary without:

(1)

at the same time providing that the Notes of such series and the obligations under the Indenture with respect to such series are directly, equally and ratably secured with (or prior to, in the case of Liens with respect to Subordinated Indebtedness) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured; or

(2)	providing such other Lien for the Notes of such series and the obligations under the Indenture as may be approved by a majority in aggregate principal amount of Holders of Notes of such series.

Limitations on Sale and Leaseback Transactions

The Indenture will provide that, so long as any Notes of a series thereunder are outstanding, the Company and NXP Funding will not, and will not permit any Significant Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(1)

the Company or such Significant Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased in an amount equal to the Attributable Liens with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes of such series pursuant to the covenant “—Negative Covenants—Limitations on Liens” described above;

(2)

the net proceeds of the sale of the Principal Property to be leased are applied within 365 days of the effective date of the Sale and Leaseback Transaction to (i) the purchase, construction, development or acquisition of another Principal Property or (ii) the repayment of (x) any series of Notes,

(3)

Indebtedness of the Company and NXP Funding that ranks equally with, or is senior to, the Notes or (z) any Indebtedness of one or more Significant Subsidiaries; provided, in each case, that in lieu of applying such amount to such retirement, we may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to us;

(4)	such Sale and Leaseback Transaction was entered into prior to the Issue Date;

(5)

such Sale and Leaseback Transaction involves a lease for not more than three years (or which may be terminated by the Company or a Significant Subsidiary within a period of not more than three years); or

(6)	such Sale and Leaseback Transaction with respect to any Principal Property was between only the Parent and a Subsidiary of the Parent or only between Subsidiaries of the Parent.

Events of Default

Each of the following will be an Event of Default under the Indenture:

(1)

default in any payment of interest or Additional Amounts, if any, on any applicable Note when due and payable, if that default continues for a period of 30 days, or failure to comply for 30 days with the notice provisions in connection with a Change of Control Triggering Event after such notice has become due;

(2)

default in the payment of the principal amount of, or premium, if any, on any Note issued under the Indenture when due at its Stated Maturity or upon optional redemption or otherwise (including the failure to pay the repurchase price for such Notes tendered pursuant to an Offer to Purchase), if that default or failure continues for a period of two days;

(3)

failure to comply for 90 days after written notice by the Trustee on behalf of the Holders or by the Holders of 30% in aggregate principal amount of the outstanding Notes of an applicable series with any of the Issuers’ or the Parent’s obligations under the covenants described under “—Certain Covenants” above (in each case, other than an Event of Default as described in clause (1) or (2) above);

(4)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or NXP Funding or a Significant Subsidiary (or the payment of which is Guaranteed by the Company, NXP Funding or a Significant Subsidiary) other than Indebtedness owed to any of the Parent, the Company, NXP Funding or a Significant Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date hereof and:

(a)	is caused by a failure to pay principal at the Stated Maturity on such Indebtedness, immediately upon the expiration of the grace period provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration (the “cross acceleration provision”),

and, in each case, the aggregate principal amount of any such Indebtedness, together with the aggregate principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated and remains undischarged after such 30 day period, aggregates to €200 million or more;

(5)	certain events of bankruptcy, insolvency or court protection of any of the Parent, the Company, NXP Funding or a Significant Subsidiary (the “bankruptcy provisions”);

(6)

failure by any of the Parent, the Company, NXP Funding or a Significant Subsidiary to pay final judgments aggregating in excess of €200 million (exclusive of any amounts that a solvent insurance company has acknowledged liability for), which judgments are not paid, discharged or stayed for a period of 60 days after the judgment becomes final and non-appealable (the “judgment default provision”); and

(7)

the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture or the Parent denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with the Indenture.

However, a default under clauses (3), (4) or (6) of this paragraph will not constitute an Event of Default with respect to a series of Notes until the Trustee or the Holders of 30% in aggregate principal amount of the outstanding Notes of such series notify the Issuers and the Trustee (as applicable) of the default and, with respect to clauses (3), (4), and (6) the Issuers do not cure such default within the time specified in clauses (3), (4) or (6), as applicable, of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (5) above) occurs and is continuing, the Trustee by notice to any Issuer or the Holders of a series of Notes of at least 30% in principal aggregate amount of the outstanding Notes of the applicable series of Notes by written notice to any Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest, including Additional Amounts, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes of such series because an Event of Default described in clause (4) under “Events of Default” has occurred and is continuing, the declaration of acceleration of such Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of such Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest, including Additional Amounts, if any, on such Notes that became due solely because of the acceleration of such Notes, have been cured or waived.

If an Event of Default described in clause (5) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes of a series of Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in aggregate principal amount of the outstanding Notes of a series of Notes under the Indenture may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest, or Additional Amounts, if any) and rescind any such acceleration with respect to such Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes of a series unless:

(1)	such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	Holders of at least 30% in aggregate principal amount of the outstanding Notes of the applicable series have requested in writing the Trustee to pursue the remedy;

(3)	such Holders have offered in writing the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5)

the Holders of a majority in aggregate principal amount of the outstanding Notes of the applicable series have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the outstanding Notes of a series of Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or to exercise any trust or power conferred on the Trustee. The Indenture will provide that, in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

The Indenture will provide that if a Default or Event of Default with respect to a series of Notes occurs and is continuing and the Trustee is informed of such occurrence by any Issuer, the Trustee must give notice of the Default or Event of Default to the Holders of the applicable series within 60 days after being notified by any Issuer. Except in the case of a Default or Event of Default in the payment of principal of, or premium, if any, or interest on any Note of an applicable series, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders of such series.

The Issuers are required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events of which it is aware which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

The Notes will provide for the Trustee to take action on behalf of the Holders in certain circumstances, but only if the Trustee is indemnified to its satisfaction. It may not be possible for the Trustee to take certain actions in relation to the Notes and, accordingly, in such circumstances the Trustee will be unable to take action, notwithstanding the provision of an indemnity to it, and it will be for Holders to take action directly.

Amendments and Waivers

Subject to certain exceptions, the Note Documents with respect to a series of Notes may be amended, supplemented or otherwise modified with the consent of the Holders of a majority in aggregate principal amount of the Notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) and, subject to certain exceptions, any default or compliance with any provisions thereof may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). However, without the consent of Holders holding not less than 100% (or, in the case of clauses (7) and (10), 90%, and in the case of clause (8), 75%) of the then outstanding aggregate principal amount of the applicable series of Notes, an amendment or waiver may not, with respect to any such Notes held by a non-consenting Holder:

(1)	reduce the principal amount of such Notes whose Holders must consent to an amendment;

(2)	reduce the stated rate of or extend the stated time for payment of interest on any such Note;

(3)	reduce the principal of or extend the Stated Maturity of any such Note;

(4)	reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed, in each case as described above under “—Optional Redemption”;

(5)	make any such Note payable in money other than that stated in such Note;

(6)

impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes;

(7)

make any change in the provision of the Indenture described under “—Withholding Taxes” that adversely affects the right of any Holder of Notes in any material respect or amend the terms of such Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Payor agrees to pay Additional Amounts, if any, in respect thereof;

(8)	release NXP USA from all obligations with respect to the Notes, other than pursuant to the terms of the Indenture;

(9)

waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the applicable series of Notes and a waiver of the payment default that resulted from such acceleration); or

(10)	make any change in the amendment or waiver provisions which require the Holders’ consent described in this sentence.

Notwithstanding the foregoing, without the consent of any Holder, the Issuers, the Trustee and the other parties thereto, as applicable, may amend or supplement any Note Documents to:

(1)	cure any ambiguity, omission, defect, error or inconsistency, conform any provision to this “Description of the Notes and the Note Guarantee”, or reduce the minimum denomination of the Notes;

(2)	provide for the assumption by a Successor Company or a Successor Parent of the obligations of the Issuers under any Note Document, as permitted by the Indenture;

(3)	provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for U.S. federal income tax purposes);

(4)	add to the covenants or provide for a Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Issuers;

(5)	make any change that does not adversely affect the rights of any Holder in any material respect;

(6)	at the Issuers’ election, comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, if such qualification is required;

(7)	make such provisions as are necessary (as determined by an Officer or the Board of Directors in good faith) for the issuance of Additional Notes;

(8)

add Guarantees with respect to the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or NXP USA with respect to the Notes when such release, termination, discharge or retaking is provided for under the Indenture;

(9)	provide for the assumption by a Successor Parent of the obligations of the Parent under the Note Guarantee, as permitted by the Indenture; or

(10)

evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof or to provide for the accession by the Trustee to any Note Document.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment of any Note Document. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Acts by Holders

In determining whether the Holders of the required aggregate principal amount of the Notes have concurred in any direction, waiver or consent, the Notes owned by the Issuers or by any Person directly or indirectly controlled, or controlled by, or under direct or indirect common control with, the Issuers will be disregarded and deemed not to be outstanding.

Defeasance

Any Issuer at any time may terminate all obligations of the Issuers and the Parent with respect to a series of Notes and the Indenture (“legal defeasance”) and cure all then existing Defaults and Events of Default with respect to such series of Notes, except for certain obligations, including those respecting the defeasance trust, the rights, powers, trusts, duties, immunities and indemnities of the Trustee and the obligations of the Issuers in connection therewith and obligations concerning issuing temporary Notes, registrations of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust.

The Issuers at any time may terminate their obligations with respect to such series of Notes under the covenants described under “—Certain Covenants” (other than clauses (1) and (2) of the first paragraph of the covenant described under “—Certain Covenants—Merger and Consolidation”) and “—Repurchase of Notes upon a Change of Control Triggering Event” and the default provisions relating to such covenants described under “—Events of Default” above, the operation of the cross-default upon a payment default, the cross acceleration provisions, the bankruptcy provisions with respect to the Issuers and Significant Subsidiaries, the judgment default provision and the guarantee provision described under “—Events of Default” above (“covenant defeasance”).

The Issuers at their option at any time may exercise their legal defeasance option with respect to such series of Notes notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the Notes of a series may not be accelerated because of an Event of Default with respect to the Notes of such series. If the Issuers exercise their covenant defeasance option with respect to the Notes of a series, payment of the Notes of such series may not be accelerated because of an Event of Default specified in clause (3) (other than clauses (1) and (2) of the first paragraph of the covenant described under “—Certain Covenants—Merger and Consolidation”), (4) or (5) (with respect only to the Issuers and Significant Subsidiaries) or (6) or (7) under the provision described under “—Events of Default” above with respect to such series of Notes.

In order to exercise either defeasance option with respect to such series of Notes, the Issuers must irrevocably deposit in trust (the “defeasance trust”) with the Trustee (or such entity designated by the Trustee for this purpose) cash in dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Notes of such series to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of:

(1)

In the case of legal defeasance, an Opinion of Counsel in the United States to the effect that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service or a change in applicable U.S. federal income tax law that is issued or becomes effective after the issuance of the Notes;

(2)

in the case of covenant defeasance, an Opinion of Counsel in the United States to the effect that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(3)	an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuers;

(4)

an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with;

(5)	an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940; and

(6)	the Issuers deliver to the Trustee all other documents or other information that the Trustee may reasonably require in connection with either defeasance option.

Satisfaction and Discharge

The Indenture will be discharged and cease to be of further effect (except as to surviving rights of conversion or transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes of a series when (1) either (a) all the Notes of such series previously authenticated and delivered (other than certain lost, stolen or destroyed Notes and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Issuers) have been delivered to the Trustee for cancellation; or (b) all Notes of such series not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers; (2) the Issuers have deposited or caused to be deposited with the Trustee (or such entity designated by the Trustee for this purpose), money or U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire Indebtedness on the Notes of such series not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Issuers have paid or caused to be paid all other sums payable under the Indenture with respect to the Notes of such series; and (4) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with, provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of any of the Parent, any Issuer or any of their respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of any Issuer under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Trustee and Certain Agents

Deutsche Bank Trust Company Americas is to be appointed as Trustee under the Indenture. The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in such Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care that a prudent Person would use in conducting its own affairs. The permissive rights of the Trustee to take or refrain from taking any action enumerated in the Indenture will not be construed as an obligation or duty.

The Indenture will impose certain limitations on the rights of the Trustee, should it become a creditor of any Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with any Issuer and its Affiliates and Subsidiaries.

The Indenture will set out the terms under which the Trustee may retire or be removed, and replaced. Such terms will include, among others, (1) that the Trustee may be removed at any time by the Holders of a majority in principal amount of the then outstanding Notes, or may resign at any time by giving written notice to the Issuers and (2) that if the Trustee at any time (a) has or acquires a conflict of interest that is not eliminated, (b) fails to meet certain minimum limits regarding the aggregate of its capital and surplus or (c) becomes incapable of acting as Trustee or becomes insolvent or bankrupt, then the Issuer may remove the Trustee, or any Holder who has been a bona fide Holder for not less than 6 months may petition any court for removal of the Trustee and appointment of a successor Trustee.

Any removal or resignation of the Trustee shall not become effective until the acceptance of appointment by the successor Trustee.

The Indenture will contain provisions for the indemnification of the Trustee for any loss, liability, taxes and expenses incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Indenture.

Notices

All notices to Holders will be validly given if mailed to them at their respective addresses in the register of the Holders, if any, maintained by the Registrar. For so long as any Notes are represented by Global Notes, all notices to Holders of the Notes will be delivered to DTC, delivery of which shall be deemed to satisfy the requirements of this paragraph, each of which will give such notices to the holders of Book-Entry Interests.

Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to such Holder if so mailed within the time prescribed. Failure to mail, cause to be delivered or otherwise transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Currency Indemnity and Calculation of Dollar-Denominated Restrictions

The dollar is the sole currency of account and payment for all sums payable by the Issuers under or in connection with the Notes including damages. Any amount received or recovered in a currency other than the dollar, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuers or otherwise by any Holder or by the Trustee, in respect of any sum expressed to be due to it from the Issuers will only constitute a discharge to the Issuers to the extent of the dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If that dollar amount is less than the dollar amount expressed to be due to the recipient or the Trustee under any Note, the Issuers will indemnify them against any loss sustained by such recipient or the Trustee as a result. In any event, the Issuers will indemnify the recipient or the Trustee against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder of a Note or the Trustee to certify in a manner satisfactory to the Issuers (indicating the sources of information used) the loss it Incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuers’ other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee.

Except as otherwise specifically set forth herein, for purposes of determining compliance with any dollar-denominated restriction herein, the Dollar Equivalent amount for purposes hereof that is denominated in a non-dollar currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-dollar amount is Incurred or made, as the case may be.

Enforceability of Judgments

Since a substantial portion of the assets of the Issuers are held by Subsidiaries located outside the United States, any judgment obtained in the United States against any Issuer, including judgments with respect to the payment of principal, premium, if any, interest, Additional Amounts, if any, and any redemption price and any purchase price with respect to the Notes, may not be collectable within the United States.

Consent to Jurisdiction and Service

In relation to any legal action or proceedings arising out of or in connection with the Indenture and the Notes, the Issuers will in the Indenture irrevocably submit to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States.

Governing Law

The Indenture and the Notes, including the Note Guarantee thereunder, and the rights and duties of the parties thereunder will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Liens” means, in connection with any Sale and Leaseback Transaction, the lesser of (i) the fair market value of the assets subject to such Sale and Leaseback Transaction, as determined by an Officer or the Board of Directors in good faith, and (ii) the present value (discounted at a rate per annum equal to the average interest payable under the Notes under the Indenture compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Below Investment Grade Rating Event” means, with respect to the Notes of a series, the rating on such series of Notes is lowered in respect of a Change of Control and such series of Notes is rated below an Investment Grade Rating by two of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if, during such 60-day period, the rating of such series of Notes is under publicly announced consideration for possible downgrade by each of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control

(and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Parent or the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Parent or the Company shall request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.

“Board of Directors” means (1) with respect to the Parent, the Company or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a board of directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors (excluding employee representatives, if any) on any such board of directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the place or places where the principal of and premium, if any, and interest on the Notes of that series are payable are authorized or obligated by law or executive order to close.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means:

(1)

the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the U.S. Exchange Act) becoming the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the U.S. Exchange Act) of more than 50% of the Voting Stock of the Company (or its successor); provided, however, that a transaction will not be deemed to involve a Change of Control under this clause (1) if (x) the Company becomes a direct or indirect wholly owned subsidiary of a holding company (including the Parent) and (y)(i) the direct or indirect holders of the Voting Stock of such holding company (including the Parent) immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” or “group” of related persons (other than a holding company (including the Parent) satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company (including the Parent); or

(2)

the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to a Person, other than (x) where the Company is the surviving entity following such sale, lease, transfer, conveyance or other disposition, (y) a Subsidiary, or (z) any such sale, lease, transfer, conveyance or other disposition where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or parent entity thereof immediately after giving effect to such transaction.

“Change of Control Triggering Event” means, with respect to a series of the Notes, the occurrence of a Change of Control together with a Below Investment Grade Rating Event.

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the Parent’s most recent consolidated balance sheet, prepared in accordance with GAAP, less all current liabilities as shown on such balance sheet, and Intangible Assets.

“Credit Facility” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including the Revolving Credit Agreement or commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the Revolving Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than dollar, at any time of determination thereof by the Company or the Trustee, the amount of dollar obtained by converting such currency other than dollar involved in such computation into dollar at the spot rate for the purchase of dollar with the applicable currency other than dollar as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by an Officer or the Board of Directors) on the date of such determination.

“fair market value” may be conclusively established by means of an Officer’s Certificate or a resolution of the Board of Directors of the Parent setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Fitch” means Fitch Ratings Limited or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in the Indenture, all ratios and calculations based on GAAP contained in the Indenture shall be computed in accordance with GAAP. At any time after the Issue Date, the Company may elect to establish that GAAP shall mean the GAAP as in effect on or prior to the date of such election, provided that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture), including as to the ability of the Company to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that the Company may only make such election if it also elects to report any subsequent financial reports required to be made by the Company, including pursuant to Section 13 or Section 15(d) of the U.S. Exchange Act, in IFRS. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)

entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means the Parent and any Subsidiary of the Parent that Guarantees the Notes.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication), (a) indebtedness of such Person for borrowed money, including indebtedness evidenced by bonds, debentures, notes or other similar instruments, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP, and (b) all Indebtedness of others guaranteed by such Person.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amounts of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Indenture, and (other than with respect to guarantees of Indebtedness specified in clause (b) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP. Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(a) contingent obligations Incurred in the ordinary course of business;

(b) in connection with the purchase by a Person of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter;

(c) any obligations or liabilities arising by operation of law as a result of the Parent and its Subsidiaries forming part of a fiscal unity (fiscale eenheid) for Dutch corporate income and/or value added tax purposes;or

(d) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.

“Intangible Assets” means the value (net of applicable reserves), as shown on or reflected in the Parent’s most recent consolidated balance sheet, of (i) all trade names, trademarks, licenses, patents, copyrights and goodwill, (ii) organizational and development costs, (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized) and (iv) unamortized debt discount and expenses, less unamortized premium.

“Investment Grade Rating” means (i) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent), (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent), and (iii) with respect to Fitch, a rating equal to or higher than BBB- (or the equivalent) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means May 16, 2022.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the U.S. Exchange Act.

“Note Documents” means the Notes (including Additional Notes) and the Indenture.

“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Managing Director, or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of the Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The legal counsel may be an employee of or counsel to the Parent or its Subsidiaries.

“Parent” means NXP Semiconductors N.V. or any successor thereto.

“Permitted Lien” means, with respect to any Person:

(1)

Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Subsidiary (or at the time the Company or a Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Company or any Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(2)

Liens on assets or property of the Company or any Subsidiary securing Indebtedness or other obligations of the Company or such Subsidiary owing to the Company or another Subsidiary, or Liens in favor of the Company or any Subsidiary;

(3)	Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously permitted to be secured under the Indenture;

(4)	Liens arising as a result of the Parent and its Subsidiaries being part of a fiscal unity (fiscale eenheid) for Dutch corporate income or value added tax purposes;

(5)	Liens on assets or property of the Company or any Subsidiary securing hedging obligations; and

(6)

other Liens (including successive extensions, renewals, alterations or replacements thereof) not excepted by clauses (1) through (3) above, provided that after giving effect thereto the aggregate principal amount of the Secured Indebtedness of the Company and its Significant Subsidiaries secured by such Liens does not exceed the greater of (A) $1,250 million and (B) 15% of the Consolidated Net Tangible Assets, in each case after giving effect to such Incurrence and the application of the proceeds therefrom.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal Property” means property, plant and equipment owned by the Company or any Significant Subsidiary, provided that the book value of such property is an amount greater than 1.00% of Consolidated Net Tangible Assets.

“Rating Agencies” means each of Moody’s, S&P and Fitch or any of their respective successors, provided that, if any of Moody’s, S&P and Fitch or all of them shall cease rating the Notes (for reasons outside the control of the Company), the Company shall select any other Nationally Recognized Statistical Rating Organization.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in the Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary of the Company and Indebtedness of any Subsidiary of the Company that refinances Indebtedness of the Company or another Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)

if the Indebtedness being refinanced constitutes Subordinated Indebtedness, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or later than the final Stated Maturity of the Indebtedness being refinanced or, if shorter, the applicable series of Notes;

(2)

such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and costs, expenses and fees Incurred in connection therewith); and

(3)

if the Indebtedness being refinanced is expressly subordinated to the applicable series of Notes, such Refinancing Indebtedness is subordinated to such Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced;

provided, however, that Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Indebtedness.

“Revolving Credit Agreement” means the revolving credit agreement entered into on June 11, 2019 by, among others, the Company and NXP Funding, as borrowers, Barclays Bank PLC, as administrative agent, the lenders and letter of credit issuers from time to time party thereto, and the other parties thereto, as may be amended, supplemented or otherwise modified from time to time, and any Refinancing Indebtedness in respect thereto.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means an arrangement relating to any Principal Property owned by the Company or a Significant Subsidiary on the Issue Date or thereafter acquired by the Company or a Significant Subsidiary whereby the Company or a Significant Subsidiary transfers such property to a Person and the Company or a Significant Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Indebtedness” means any Indebtedness secured by a Lien and any Attributable Lien.

“Significant Subsidiary” means any Subsidiary that meets any of the following conditions:

(1)

the Company’s and its Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the Total Assets of the Parent and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year;

(2)

the Company’s and its Subsidiaries’ proportionate share of the Total Assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the Total Assets of the Parent and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year; or

(3)

the Company and its Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exclusive of any amounts attributable to any non-controlling interests exceeds 10% of such income of the Company and its Subsidiaries on a consolidated basis for the most recently completed fiscal year.

“Stated Maturity” means, with respect to any indebtedness or security, the date specified in such indebtedness or security as the fixed date on which the payment of principal of such indebtedness or security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any Person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1)

any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2)	any partnership, joint venture, limited liability company or similar entity of which:

(a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties, assessments and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed or levied by any government or other taxing authority.

“Total Assets” means the consolidated total assets of the Parent and its Subsidiaries in accordance with GAAP as shown on the most recent consolidated balance sheet of the Parent.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuers in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuers shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Issuers’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

“Uniform Commercial Code” means the New York Uniform Commercial Code.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the Issuers thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the U.S. Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Wholly Owned Subsidiary” means a Subsidiary of the Company or the Parent, as applicable, all of the Capital Stock of which (other than directors’ qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Company or the Parent, as applicable, or another Wholly Owned Subsidiary) is owned by the Company or the Parent, as applicable, or another Wholly Owned Subsidiary.

Book-Entry, Delivery and Form

Except as set forth below, the Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Notes initially will be represented by one or more Global Notes. The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities among Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes). Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee are payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuers and the trustee are required to treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Issuers, the trustee or any agent of the Issuers or the trustee has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)

any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Issuers that its current practice, at the due date of any payment in respect of securities such as the Notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the Notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Certificated Notes and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, if:

(1)

DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Issuers fail to appoint a successor depositary within 90 days;

(2)	the Issuers in their sole discretion determines that such Global Note shall be exchangeable; or

(3)

there has occurred and is continuing an Event of Default. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture governing the notes) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See “Transfer Restrictions.”

Exchange Among Global Notes

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedures may change from time to time. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest.

Same Day Settlement and Payment

The Issuers will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Issuers will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

CERTAIN TAX CONSIDERATIONS

Taxation in the Netherlands

This section outlines the principal Dutch tax consequences of the acquisition, holding, settlement, redemption and disposal of the Notes. It does not present a comprehensive or complete description of all aspects of Dutch tax law which could be relevant to a holder of Notes (a “Noteholder”). For Dutch tax purposes, a Noteholder may include an individual or entity that does not hold the legal title of the Notes, but to whom or to which, the Notes are, or income from the Notes is, nevertheless attributed based either on this individual or entity owning a beneficial interest in the Notes or on specific statutory provisions. These include statutory provisions attributing Notes to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the Notes.

This section is intended as general information only. Prospective Noteholders should consult their own tax adviser regarding the tax consequences of any acquisition, holding or disposal of Notes.

This section is based on Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date of this prospectus supplement, including the tax rates applicable on that date, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

Any reference in this section made to Dutch taxes, Dutch tax or Dutch tax law should be construed as a reference to any taxes of any nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities or to the law governing such taxes, respectively. The Netherlands means the part of the Kingdom of the Netherlands located in Europe.

This section does not describe any Dutch tax considerations or consequences that may be relevant where a Noteholder:

(1)	is an individual and the Noteholder’s income or capital gains derived from the Notes are attributable to employment activities, the income from which is taxable in the Netherlands;

(2)

has a substantial interest (aanmerkelijk belang) or a fictitious substantial interest (fictief aanmerkelijk belang) in any Issuer within the meaning of chapter 4 of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a Noteholder has a substantial interest in an Issuer if the Noteholder, alone or—in the case of an individual—together with a partner for Dutch tax purposes, or any relative by blood or by marriage in the ascending or descending line (including foster-children) of either of them, owns or holds, or is deemed to own or hold, certain rights to shares, including rights to directly or indirectly acquire shares, directly or indirectly representing 5 percent or more of that Issuer’s issued capital as a whole or of any class of shares or profit participating certificates (winstbewijzen) relating to 5 percent or more of the Issuer’s annual profits or 5 percent or more of the Issuer’s liquidation proceeds;

(3)

is an entity which under the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) (the “CITA”) is not subject to Dutch corporate income tax or is fully or partly exempt from Dutch corporate income tax (such as a qualifying pension fund as described in section 5 CITA and a tax exempt investment fund (vrijgestelde beleggingsinstelling) as described in Section 6a CITA), or is an entity that is not tax resident in the Netherlands and that has a function comparable to a tax exempt investment fund (vrijgestelde beleggingsinstelling) as described in Section 6a CITA;

(4)

is an investment institution (beleggingsinstelling) as described in Section 28 CITA, or is an entity that is not tax resident in the Netherlands and that has a function comparable to an investment institution (beleggingsinstelling) as described in Section 28 CITA; or

(5)

is an entity that is related (gelieerd) to the Company within the meaning of the Withholding Tax Act 2021 (Wet Bronbelasting 2021). An entity is considered related if (i) it has a Qualifying Interest (as defined below) in the Company, (ii) the Company has a Qualifying Interest in the Noteholder, or (iii) a third party has a Qualifying Interest in both the Company and the Noteholder. The term “Qualifying Interest” means a direct or indirectly held interest—either by an entity individually or jointly if an entity is part of a collaborating group (samenwerkende groep)—that enables such entity or such collaborating group to exercise a definite influence over another entities’ decisions, such as the Company or the Noteholder as the case may be, and allows it to determine the other entities’ activities.

Withholding Tax

Payments made under the Notes will not be subject to withholding or deduction for any Dutch Taxes.

Taxes on Income and Capital Gains

Residents of the Netherlands

The description of certain Dutch tax consequences in this section is only intended for the following Noteholders:

(i)	individuals who are resident or deemed to be resident in the Netherlands (“Dutch Resident Individuals”); and

(ii)	entities or enterprises that are subject to the CITA and are resident or deemed to be resident in the Netherlands (“Dutch Resident Corporate Entities”).

Dutch Resident Individuals engaged or deemed to be engaged in an enterprise or in miscellaneous activities

Dutch Resident Individuals engaged or deemed to be engaged in an enterprise or in miscellaneous activities (resultaat uit overige werkzaamheden) are generally subject to income tax at statutory progressive rates with a maximum of 49.50 percent on any benefits derived or deemed to be derived from the Notes, including any capital gains realized on any disposal of the Notes, where those benefits are attributable to:

(i)

an enterprise from which a Dutch Resident Individual derives profits, whether as an entrepreneur (ondernemer) or by being co-entitled (medegerechtigde) to the net worth of the enterprise other than as an entrepreneur or shareholder; or

(ii)	miscellaneous activities, including activities beyond the scope of active portfolio investment activities (meer dan normaal vermogensbeheer).

Dutch Resident Individuals not engaged or deemed to be engaged in an enterprise or in miscellaneous activities

Generally, Notes held by a Dutch Resident Individual who is not engaged or deemed to be engaged in an enterprise or in miscellaneous activities, or who is so engaged or deemed to be engaged but the Notes are not attributable to that enterprise or those miscellaneous activities, will be subject to annual income tax imposed on a fictitious yield on the Notes. The Notes held by this Dutch Resident Individual will be taxed under the regime for savings and investments (inkomen uit sparen en beleggen). Irrespective of the actual income or capital gains realized, the annual taxable benefit from a Dutch Resident Individual’s assets and liabilities taxed under this regime, including the Notes, is set at a percentage of the positive balance of the fair market value of those assets, including the Notes, and the fair market value of these liabilities. The percentage increases:

(i)	from 1.82 percent over the first EUR 50,650 of such positive balance;

(ii)	to 4.37 percent over any excess positive balance between EUR 50,650.01 up to and including EUR 962,350; and

(iii)	to a maximum of 5.53 percent over any excess positive balance of EUR 962,350.01 or higher.

No taxation occurs if this positive balance does not exceed a certain threshold (heffingsvrij vermogen). The fair market value of assets, including the Notes, and liabilities that are taxed under this regime is measured once in each calendar year on January 1. The tax rate under the regime for savings and investments is a flat rate of 31 percent.

Based on a decision by the Dutch Supreme Court of 24 December 2021 (ECLI:NL:HR:2021:1963) concerning the years 2017 and 2018, taxation under the regime for savings and investments in its current form, as described in the above paragraphs may under specific circumstances contravene Section 1 of the First Protocol to the European Convention on Human Rights (protection of property) in combination with Section 14 of the European Convention on Human Rights (protection from discrimination). In response to this decision, the Dutch State Secretary of Finance has announced that the regime for taxation of savings and investments as in effect on the date of this prospectus supplement will be amended to comply with the ruling of the Dutch Supreme Court. Noteholders are advised to consult their own tax advisor to ensure that tax is levied in accordance with the decision of the Dutch Supreme Court.

The Dutch State Secretary of Finance has indicated in a letter dated 28 April 2022 that for the year 2022 the application of the regime for taxation of savings and investments will be amended by means of a ministerial decree (beleidsbesluit). According to this letter, the taxable benefit from a Dutch Resident Individual’s assets and liabilities for the year 2022 would be the lowest of (i) the annual taxable benefit determined on the basis of the mechanism described in the paragraphs above, or (ii) the annual taxable benefit calculated in accordance with the new so-called ‘fictitious savings method’ (forfaitaire spaarvariant). The annual taxable benefit on the basis of the fictitious savings method would be equal to (A) the fictitious yield on the amount of savings actually held by the Dutch Resident Individual, plus (B) the fictitious yield on the amount of other investments actually held by the Dutch Resident Individual, which other investments would include notes, minus (C) the fictitious costs on the liabilities actually held by the Dutch Resident Individual. The fair market value of the savings, other investments and liabilities is expected to continue to be measured once in each calendar year on 1 January. In this letter, the Dutch State Secretary of Finance also indicated that for the years 2023 and 2024 transitional legislation (overbruggende wetgeving) would be introduced to temporarily amend the regime of savings and investments until a new regime would be introduced as per 2025. Such transitional legislation would solely be based on the fictitious savings method. At the date of this prospectus supplement, the announced ministerial decree and transitional legislation have not yet been published. Noteholders are advised to consult their own tax advisor to ensure that tax is levied in accordance with the decision of the Dutch Supreme Court.

Dutch Resident Corporate Entities

Dutch Resident Corporate Entities are generally subject to corporate income tax at statutory rates up to 25.8 percent on any benefits derived or deemed to be derived from the Notes, including any capital gains realized on their disposal.

Non-Residents of the Netherlands

The description of certain Dutch tax consequences in this section is only intended for the following Noteholders:

(i)	individuals who are not resident and not deemed to be resident in the Netherlands (“Non-Dutch Resident Individuals”); and

(ii)	entities that are not resident and not deemed to be resident in the Netherlands (“Non-Dutch Resident Corporate Entities”).

Non-Dutch Resident Individuals

A Non-Dutch Resident Individual will not be subject to any Dutch taxes on income or capital gains derived from the purchase, ownership and disposal or transfer of the Notes, unless:

(i)

the Non-Dutch Resident Individual derives profits from an enterprise, whether as entrepreneur or pursuant to a co-entitlement to the net worth of this enterprise other than as an entrepreneur or shareholder, and this enterprise is fully or partly carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which the Notes are attributable;

(ii)

the Non-Dutch Resident Individual derives benefits from miscellaneous activities carried on in the Netherlands in respect of the Notes, including activities which are beyond the scope of active portfolio investment activities; or

(iii)

the Non-Dutch Resident Individual is entitled to a share—other than by way of securities—in the profits of an enterprise, which is effectively managed in the Netherlands and to which the Notes are attributable.

Non-Dutch Resident Corporate Entities

A Non-Dutch Resident Corporate Entity will not be subject to any Dutch taxes on income or capital gains derived from the purchase, ownership and disposal or transfer of the Notes, unless:

(i)

the Non-Dutch Resident Corporate Entity derives profits from an enterprise, which is fully or partly carried on through a permanent establishment or a permanent representative in the Netherlands to which the Notes are attributable; or

(ii)

the Non-Dutch Resident Corporate Entity is entitled to a share—other than by way of securities—in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which the Notes are attributable.

Under certain specific circumstances, Dutch taxation rights may be restricted for Non-Dutch Resident Individuals and Non-Dutch Resident Corporate Entities pursuant to treaties for the avoidance of double taxation.

Dutch Gift Tax or Inheritance Tax

No Dutch gift tax or inheritance tax is due in respect of any gift of the Notes by, or inheritance of the Notes on the death of, a Noteholder, unless:

(i)	the Noteholder is resident, or is deemed to be resident, in the Netherlands at the time of the gift or death of the Noteholder;

(ii)

the Noteholder dies within 180 days after the date of the gift of the Notes and was, or was deemed to be, resident in the Netherlands at the time of the Noteholder’s death but not at the time of the gift; or

(iii)	the gift of the Notes is made under a condition precedent and the Noteholder is resident, or is deemed to be resident, in the Netherlands at the time the condition is fulfilled.

For purposes of Dutch gift tax or inheritance tax, an individual who is of Dutch nationality will be deemed to be resident in the Netherlands if this individual has been resident in the Netherlands at any time during the ten years preceding the date of the gift or the Noteholder’s death. For purposes of Dutch gift tax, any individual, irrespective of nationality, will be deemed to be resident in the Netherlands if this individual has been resident in the Netherlands at any time during the 12 months preceding the date of the gift.

Other Taxes and Duties

No other Dutch taxes, including turnover or value added taxes and taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by the Company or by, or on behalf of, the Noteholder by reason only of the issue, acquisition or transfer of the Notes.

Residency

A Noteholder will not become a resident or deemed resident of the Netherlands by reason only of holding the Notes.

Exchange of financial account information

Pursuant to the Multilateral Competent Authority Agreement on automatic exchange of financial account information and Directive 2011/16/EU regarding the administrative cooperation in the field of taxation (as amended by Directive 2014/107/EU and as amended further by Council Directive 2015/2376), and the implementation thereof in the Dutch tax legislation, the Netherlands will exchange financial account information with certain other states. Financial account information includes the gross amount of interest paid or credited to a qualifying custodial or depositary account, including accounts through which the Notes may be held. Such exchange can be automatic, spontaneous or upon request of the other state.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations under present law of the ownership and disposition of the Notes. Except as specifically described below, this summary applies only to U.S. Holders (as defined below) that purchase the Notes in the initial offering at their issue price (i.e., the first price at which a substantial amount of the Notes of the relevant series is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold the Notes as capital assets for U.S. federal income tax purposes.

This discussion is not a comprehensive summary of all of the tax considerations that may be relevant to any particular investor. In particular, the discussion does not address all of the tax considerations that may be applicable to investors that are subject to special rules, such as banks, financial institutions, insurance companies, controlled foreign corporations, persons owning (directly or indirectly) 10% or more of common shares of Parent, broker dealers, persons that mark their securities to market, tax-exempt entities, persons liable for the alternative minimum tax, regulated investment companies, certain expatriates or former long-term residents of the United States, governments or agencies or instrumentalities thereof, persons holding the Notes as part of a straddle, hedging, conversion or integrated transaction, persons whose functional currency is not the U.S. dollar and persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement. Moreover, this discussion does not address any non-U.S., state or local tax considerations, any aspect of the Medicare tax on net investment income or any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws.

The discussion below regarding U.S. federal income tax considerations is based upon the Code, U.S. Treasury regulations promulgated thereunder as well as administrative rulings or pronouncements or judicial decisions thereof, all as of the date hereof. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax considerations described below.

For purposes of this discussion, “U.S. Holder” means a beneficial owner of the Notes that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation (or other entity subject to tax as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the supervision of a court within the United States and the control of one or more United States persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.

The treatment of the Notes for United States federal income tax purposes is unclear in certain respects due to the absence of authorities that directly address the treatment of debt obligations that have both U.S. and non-U.S. co-obligors/co-issuers.

The Issuers, as between themselves, intend to treat NXP B.V. as primarily liable for the obligation to make principal and interest payments on the Notes because NXP B.V. will receive 100% of the proceeds in respect of the Notes, and NXP B.V. intends to make all interest and principal payments. As such, for United States federal income tax purposes, the Issuers intend to treat 100% of each dollar of the principal amount of the Notes as debt of NXP B.V. The remainder of this discussion assumes that the treatment of the Notes described above will be respected. If the IRS were to challenge this treatment successfully, the tax consequences of holders would be different from those described below. Holders are urged to consult with their tax advisors regarding the treatment of the Notes.

Prospective investors are urged to consult their tax advisors concerning the application of the U.S. federal income tax laws to their particular circumstances as well as any state, local or non-U.S. tax consequences to them of the ownership and disposition of the Notes.

U.S. Holders

Interest Payments

Payments of stated interest on the Notes, without reduction for any foreign tax withheld from such payments and including any Additional Amounts paid with respect thereto, will be includible in your gross income as ordinary interest income at the time you receive or accrue such amounts (in accordance with your regular method of tax accounting).

Interest on the Notes will constitute foreign-source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the Notes will generally constitute passive income. You may be entitled to deduct or credit foreign taxes withheld from interest payments in determining your U.S. federal income tax liability, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all foreign taxes for a particular tax year). The rules governing the availability, calculation and timing of foreign tax credits and the deduction of foreign taxes are complex and depend upon your particular circumstances. You are urged to consult your tax advisor regarding the application of these rules in your particular circumstances.

Any Additional Amounts paid pursuant to the obligations described under “Description of Notes and the Note Guarantee—Withholding Taxes” will be treated as foreign-source ordinary interest income.

Sale, Exchange, Redemption and Other Disposition of the Notes

Upon the sale, exchange, redemption or other disposition of a Note, you will generally recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than amounts attributable to accrued but unpaid interest, which will be treated as ordinary interest income if not already included in your income for U.S. federal income tax purposes) and your adjusted tax basis in such Note. Your adjusted tax basis in a Note will generally equal the cost of such Note. Any such gain or loss will generally be treated as U.S.-source capital gain or loss and will be long-term capital gain or loss if, at the time of sale, exchange, redemption or other disposition, you held the Notes for more than one year. Long-term capital gains of individuals and certain other non-corporate U.S. Holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Non-U.S. Holders

For purposes of this discussion, a beneficial owner of a Note that is not a U.S. Holder or a partnership or other pass-through entity for U.S. federal income tax purposes is referred to as a “Non-U.S. Holder.”

As described above, the Issuers intend to treat 100% of each dollar of the principal amount of the Notes as debt of NXP B.V. Because NXP USA is a co-issuer, however, it is possible that a financial intermediary through which you hold the Notes may ask you to provide an applicable IRS Form W-8 to establish your non-U.S. status and thus your exemption from U.S. withholding taxes, U.S. backup withholding and withholding under sections 1471 through 1474 of the Code (such provisions commonly known as “FATCA”). In addition, if (contrary to our expectation) NXP USA were to make interest payments on the Notes, such interest could be treated as U.S. source income and be subject to United States federal income or withholding taxes. In that case, a Non-U.S. Holder who is eligible for an exemption for the United States withholding taxes described above would likely need to provide an applicable IRS Form W-8 to the financial intermediary through which the Non-U.S. Holder holds the Notes to establish such exemption. A Non-U.S. Holder will be eligible for such exemption from U.S. withholding taxes unless the interest is effectively connected with such holder’s conduct of a trade or business in the United States (or, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base). You are urged to consult your tax advisors concerning the potential imposition of United States federal income or withholding taxes in these circumstances.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND ANY OTHER TAX CONSIDERATIONS TO IT RELATED TO AN INVESTMENT IN THE NOTES.

LIMITATIONS ON VALIDITY AND ENFORCEABILITY OF NOTE GUARANTEE

Set out below is a summary of certain limitations on the enforceability of the Note Guarantee in the Netherlands. It is a summary only. Bankruptcy or insolvency proceedings or a similar event could be initiated in the Netherlands and/or in the jurisdiction of organization of a future Guarantor of the Notes. The application of these various laws in multiple jurisdictions could trigger disputes over which jurisdictions’ law should apply and could adversely affect your ability to enforce your rights and to collect payment in full under the Notes and the Note Guarantee.

The Netherlands

Dutch Insolvency Law

The Company and the Parent are incorporated under the laws of the Netherlands and have their registered seat in the Netherlands. Any insolvency proceeding concerning the Company and the Parent would, under the EU Insolvency Regulation (Regulation 2015/848/EU), likely be based on Dutch insolvency law. Under certain circumstances, bankruptcy proceedings may also be opened in the Netherlands in accordance with Dutch law over the assets of companies that are not established under Dutch law.

The insolvency laws of the Netherlands may not be as favorable to your interests as creditors as the laws of the U.S. or other jurisdictions with which you may be familiar, including in the areas of rights if creditors, priority or governmental and other creditors, the ability to obtain post-commencement interest and duration of proceedings.

There are three primary insolvency regimes under Dutch law applicable to legal entities: the first, suspension of payments (surseance van betaling), is intended to facilitate the reorganization of a debtor’s indebtedness and enable the debtor to continue as a going concern. The second, the out of court restructuring plan (onderhands akkoord) procedure, is also intended to facilitate the reorganization of a debtor’s debt and enable the debtor to continue as a going concern. The third, bankruptcy (faillissement), is primarily designed to liquidate assets and distribute the proceeds of the assets of a debtor to its creditors. These insolvency regimes are set forth in the Dutch Bankruptcy Act (Faillissementswet). In practice, a suspension of payments often is converted into bankruptcy.

In addition, the Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord, in force since 1 January 2021 in the Netherlands) provides for a procedure for a pre-insolvency restructuring plan that offers the possibility to propose a compulsory composition between a company and all or certain of its (secured) creditors or shareholders outside of formal insolvency proceedings.

Enforcement of the Note Guarantee

To the extent that Dutch law applies, a legal act performed by a person (including (without limitation) an agreement pursuant to which it guarantees the performance of the obligations of a third party or agrees to provide or provides security for any of its or a third party’s obligations, enters into additional agreements benefiting from existing security and any other legal act having a similar effect) can be challenged in an insolvency proceeding or otherwise and may be nullified by (i) any of its creditors, or (ii) its trustee in bankruptcy, if (a) it performed such acts without an obligation to do so (onverplicht), (b) generally the creditor concerned or, in the case of its bankruptcy, any creditor was prejudiced as a consequence of the act, and (c) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced. In addition, in the case of a bankruptcy, the trustee in bankruptcy may nullify the bankrupt’s performance of any due and payable obligation (including (without limitation) an obligation to provide security for any of its or a third party’s obligations) if (x) the recipient of the performance knew that a request for bankruptcy had been filed, or (y) the performance of the obligation was the result of consultation between it and the recipient with a view to give preference to the latter over the legal entity’s creditors.

Enforcement of U.S. Judgments in the Netherlands

See “Enforcement of Civil Liabilities.”

UNDERWRITING (CONFLICTS OF INTEREST)

Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC are acting as representatives of each of the underwriters (the “Underwriters”) named below. Subject to the terms and conditions set forth in the underwriting agreement among us, the Parent and the Underwriters, we have agreed to sell to the Underwriters, and each of the Underwriters has agreed, severally and not jointly, to purchase from us, the aggregate principal amount of Notes set forth opposite its name below:

	Aggregate Principal Amount of 2027 Notes	Aggregate Principal Amount of 2033 Notes
Underwriter
Citigroup Global Markets Inc.	$150,000,000	$300,000,000
Deutsche Bank Securities Inc.	150,000,000	300,000,000
Goldman Sachs & Co. LLC	150,000,000	300,000,000
Rabo Securities USA, Inc.	25,000,000	50,000,000
SMBC Nikko Securities America, Inc.	25,000,000	50,000,000

Total	$500,000,000	$1,000,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the Underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of the Notes are purchased. If an Underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting Underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

Commissions and Discounts

Notes sold by the Underwriters to the public initially will be offered at the initial public offering price for the series of Notes set forth on the cover of this prospectus supplement. Any Notes sold by the Underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.200% of the principal amount of the 2027 Notes and 0.240% of the principal amount of the 2033 Notes. Any such securities dealers may resell any Notes purchased from the Underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.120% of the principal amount of the 2027 Notes and 0.125% of the principal amount of the 2033 Notes. If all the Notes are not sold at their initial offering price, the Underwriters may change the offering prices and the other selling terms. The offering of the Notes by the Underwriters is subject to receipt and acceptance and subject to the Underwriters right to reject any order in whole or in part.

The following table shows the underwriting discounts and commissions that we will pay to the Underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by us
Per 2027 Note	0.325%
Per 2033 Note	0.400%

New Issue of Notes

The Notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by certain of the Underwriters that they presently intend to make markets in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the Notes. If active trading markets for the Notes do not develop, the market prices and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $2,375,000.

Short Positions

In connection with the offering, the Underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The Underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the prices of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the Underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market prices of the Notes or preventing or retarding a decline in the market prices of the Notes. As a result, the prices of the Notes may be higher than the prices that might otherwise exist in the open market.

Neither we nor any of the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither we nor any of the Underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The Underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, financial advisory, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. In addition, certain of the Underwriters and/or their affiliates are lenders under our Revolving Credit Agreement. They have received, or may in the future receive, customary fees and commissions and reimbursement of expenses for these transactions. In addition, an affiliate of Deutsche Bank Securities Inc. is the Trustee under the Indenture.

In the ordinary course of their business activities, the Underwriters and their affiliates may enter into arm’s-length transactions with us or our affiliates or make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the Underwriters and/or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

As a result of our intended use of a portion of the net proceeds from this offering to repay our outstanding 4.625% 2023 Notes, certain of the underwriters and/or certain of their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes are investment grade-rated securities.

Selling Restrictions

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the Notes or possession or distribution of this prospectus supplement and the accompanying prospectus or any other offering or publicity material relating to the Notes in any country or jurisdiction where any such action for that purpose is required. Accordingly, the Underwriters have undertaken that they will not, directly or indirectly, offer or sell any Notes or have in its possession, distribute or publish any prospectus, offering memorandum, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of Notes by it will be made on the same terms.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal)

Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

Notice to Prospective Investors in the United Kingdom

In addition, in the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at qualified investors within the meaning of Article 2 of the UK Prospectus Regulation who are, (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), and/or (ii) high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, which persons together we refer to in this prospectus supplement and the accompanying prospectus as “relevant persons.” Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons only.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering. Upon receipt of this prospectus supplement and the accompanying prospectus, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Center

This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The Notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.

The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

Each Underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA, except:

(a)

to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in

Section 309A of the SFA), that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each Underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, as to matters of U.S. federal and New York state law, and by De Brauw Blackstone Westbroek N.V., as to matters of Dutch law. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York as to matters of U.S. federal and New York state law.

EXPERTS

The consolidated financial statements of NXP Semiconductors N.V. appearing in NXP Semiconductors N.V.’s Annual Report (Form 10-K) for the years ended December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, and the effectiveness of NXP Semiconductors N.V.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young Accountants LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that NXP Semiconductors N.V. did not maintain effective internal control over financial reporting as of December 31, 2021, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of NXP Semiconductors N.V. and its subsidiaries for the year ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Prospectus

NXP B.V.

NXP Funding LLC

NXP USA, Inc.

Debt Securities

fully and unconditionally guaranteed by NXP Semiconductors N.V.

NXP Semiconductors N.V.

Guarantees

NXP B.V. (the “Company”), NXP Funding LLC (“NXP Funding”) and NXP USA, Inc. (“NXP USA” and together with the Company and NXP Funding, the “Issuers”) may offer, issue and sell, together or separately, debt securities, which will be fully and unconditionally guaranteed on a senior unsecured basis by the parent company of the Issuers, NXP Semiconductors N.V. (the “Parent”).

This prospectus describes some of the general terms that may apply to the debt securities to be offered. The specific terms of any debt securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 6 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

The Parent’s common stock is listed on The Nasdaq Global Select Market under the trading symbol “NXPI.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 21, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that NXP Semiconductors N.V. filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, the Issuers may, from time to time, in one or more offerings, sell debt securities fully and unconditionally guaranteed by the Parent. This prospectus only provides you with a general description of the securities that the Issuers and Parent may offer. Each time the Issuers and Parent sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

None of the Issuers or the Parent has authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of the Issuers and the Parent. None of the Issuers or the Parent take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms the “Company,” “we,” “our” and “us” refer to NXP B.V. and its consolidated subsidiaries or to the Issuers, taken together, as the context requires.

WHERE YOU CAN FIND MORE INFORMATION

The Issuers are not currently subject to the periodic reporting and other information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, NXP Semiconductors N.V. is subject to the informational and reporting requirements of the Exchange Act, and, in accordance therewith, files or furnishes annual, quarterly and current reports and other information with the SEC. The reports and other information filed or furnished by NXP Semiconductors N.V. with the SEC pursuant to the requirements of the Exchange Act may be viewed on the SEC’s website at www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

The SEC allows us to disclose important information to you by referring you to other documents filed by NXP Semiconductors N.V. separately with the SEC. This information is considered to be a part of this prospectus and any accompanying prospectus supplement, except for any information that is superseded by information included directly in this prospectus or any accompanying prospectus supplement or incorporated by reference subsequent to the date of this prospectus as described below.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that NXP Semiconductors N.V. has previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•	Current Report on Form 8-K filed on February 1, 2022; and

•

the portions of NXP Semiconductors N.V.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April  5, 2021 that were incorporated by reference into NXP Semiconductors N.V.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

In addition, we incorporate by reference any future filings NXP Semiconductors N.V. makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this prospectus and any accompanying prospectus supplement, effective as of the date they are filed. Any statement contained in this prospectus, any accompanying prospectus supplement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All documents filed by NXP Semiconductors N.V. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

NXP Semiconductors N.V.

60 High Tech Campus

5656 AG Eindhoven

Netherlands

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any related free writing prospectus or any document incorporated by reference herein and therein may contain forward-looking statements, which is provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. When used in this prospectus, any prospectus supplement, any related free writing prospectus or any document incorporated by reference herein and therein, the words “anticipate”, “believe”, “estimate”, “forecast”, “expect”, “intend”, “plan” and “project” and similar expressions, as they relate to us, our management or third parties, identify forward-looking statements. Forward-looking statements include statements regarding our business strategy, financial condition, results of operations, expected timeline to remediate the identified material weakness in our internal control over financial reporting, market data as well as any other statements that are not historical facts. These statements reflect beliefs of our management, as well as assumptions made by our management and information currently available to us. Although we believe that these beliefs and assumptions are reasonable, these statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf and include the following:

•	market demand and semiconductor industry conditions;

•	our ability to successfully introduce new technologies and products;

•	the demand for the goods into which our products are incorporated;

•	potential impacts of the COVID-19 pandemic;

•	trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to our established supply chains;

•

our ability to generate sufficient cash, raise sufficient capital or refinance our debt at or before maturity to meet both our debt service and research and development and capital investment requirements;

•	our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers;

•	our access to production from third-party outsourcing partners, and any events that might affect their business or our relationship with them;

•	our ability to secure adequate and timely supply of equipment and materials from suppliers;

•	our ability to avoid operational problems and product defects and, if such issues were to arise, to rectify them quickly;

•	our ability to form strategic partnerships and joint ventures and successfully cooperate with our alliance partners;

•	our ability to win competitive bid selection processes;

•	our ability to develop products for use in our customers’ equipment and products;

•	our ability to successfully hire and retain key management and senior product engineers; and

•

the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; and

•	our ability to maintain good relationships with our suppliers.

In addition, this prospectus contains or incorporates by reference information concerning the semiconductor industry and our market and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and our market and business segments will develop. We have based these assumptions on information currently available to us, including through the market research and industry reports referred to in this prospectus. Although we believe that this information is reliable, we have not independently verified and cannot guarantee its accuracy or completeness. If any one or more of these assumptions turn out to be incorrect, actual market results may differ from those predicted. While we do not know what impact any such differences may have on our business, if there are such differences, they could have a material adverse effect on our future results of operations and financial condition. There can be no assurances that a pandemic, epidemic or outbreak of a contagious disease, such as COVID-19, will not have a material and adverse impact on our business, operating results and financial condition in the future. The uncertain nature, magnitude, and duration of hostilities Stemming from Russia’s recent military invasion of Ukraine, including the potential effects of sanctions and retaliatory ajber-attacks on the world economy and markets have contributed to increased market volatility and uncertainity, and such geopolitical risks could have an adverse impact on macroeconomic factors which affect our assets and business.

We do not assume any obligation to update any forward-looking statements and disclaim any obligation to update our view of any risks or uncertainties described herein or to publicly announce the result of any revisions to the forward-looking statements made in this prospectus, any prospectus supplement or any related free writing prospectus, except as required by law.

THE COMPANY

We are a global semiconductor company and a long-standing supplier in the industry, with over 50 years of innovation and operating history. We provide leading solutions that leverage our combined portfolio of intellectual property, deep application knowledge, process technology and manufacturing expertise in the domains of cryptography-security, high-speed interface, radio frequency, mixed-signal analog-digital, power management, digital signal processing and embedded system design. Our product solutions are used in a wide range of end-market applications including: automotive, industrial and Internet of Things, mobile, and communications infrastructure. We engage with leading global original equipment manufacturers (“OEMs”) and sell products in all major geographic regions. As of December 31, 2021 we had approximately 31,000 employees, with research and development activities and manufacturing facilities in Asia, Europe and the United States.

For the year ended December 31, 2021, we generated revenue of $11,063 million and operating income of $2,583 million.

INFORMATION REGARDING THE ISSUERS

NXP B.V. was incorporated in the Netherlands as a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) on December 21, 1990 as a wholly owned subsidiary of Koninklijke Philips N.V. (“Philips”). On September 29, 2006, in connection with the sale by Philips of 80.1% of its semiconductor business to a consortium of funds advised by Kohlberg Kravis Roberts & Co. L.P., Bain Capital Partners, LLC, Silver Lake Management Company, L.L.C., Apax Partners LLP and AlpInvest Partners N.V., the Company changed its name from Philips Semiconductors International B.V. to NXP B.V. We refer to this acquisition of Philips’s semiconductor business as our “Formation.” Since our Formation, all members of the consortium of funds that invested in us have sold their shareholding in the Company. The Company’s corporate seat is in Eindhoven, the Netherlands. The Company’s registered office is at High Tech Campus 60, 5656 AG, Eindhoven, the Netherlands, and its telephone number is +31 40 2729960.

NXP Funding LLC is a wholly owned subsidiary of the Company that was formed in Delaware as a limited liability company on September 11, 2006. The address NXP Funding’s registered office in Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808 and its telephone number is +1 512 933 8214.

NXP USA, Inc. is a wholly owned, indirect subsidiary of the Company that was incorporated in Delaware as a corporation on December 3, 2003. The address of NXP USA’s registered office in Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808 and its telephone number is +1 512 933 8214.

On August 5, 2010, NXP Semiconductors N.V., the holding company of the Issuers, completed an initial public offering and listed on the NASDAQ Global Select Market.

NXP Semiconductors N.V.’s website is at http://www.nxp.com. The information and other content on our website are not part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in NXP Semiconductor N.V.’s most recent annual report on Form 10-K (together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q) and those contained in NXP Semiconductor N.V.’s other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

Our global business operations expose us to international business risks that could adversely affect our business.

If any of the following international business risks were to materialize or become worse, they could have a material adverse effect on our business, financial condition and results of operations:

•

negative economic developments in economies around the world and the instability of governments and international trade arrangements, such as the increase of barriers to international trade including the imposition of tariffs on imports by the United States and China, the withdrawal of the United Kingdom from the European Union, enhanced export controls on certain products and sanctions on certain industry sectors and parties in Russia and the sovereign debt crisis in certain European countries;

•

social and political instability in a number of countries around the world, including continued hostilities and civil unrest in the Middle East and the Ukraine. The instability may have a negative effect on our business, financial condition and operations via our customers and global supply chain and volatility in energy prices and the financial markets;

•	potential terrorist attacks;

•	epidemics and pandemics, such as the coronavirus outbreak, which may adversely affect our workforce, as well as our suppliers and customers;

•	adverse changes in government policies, especially those affecting trade and investment;

•	volatility in foreign currency exchange rates, in particular with respect to the U.S. dollar, and transfer restrictions, in particular in China; and

•	threats that our operations or property could be subject to nationalization and expropriation.

In addition, Russia’s recent invasion of Ukraine has led to sanctions, export controls and other penalties being levied by the United States, European Union and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic. Additional potential sanctions and penalties have also been proposed or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets. Any Russian response could also disrupt commercial and financial transactions. Further, conflict between Ukraine and Russia could adversely impact the global supply chain and disrupt our operations or negatively impact the demand for our products in our primary end markets. Any such disruption could result in an adverse impact to our financial results.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

The Issuers may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities that the Issuers may offer and guarantees thereof by the Parent (in its role as guarantor under the Indenture (as defined below), the “Guarantor”). The particular terms of the debt securities and guarantees thereof offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, any debt securities will be issued in one or more series under an indenture to be entered into by and among the Issuers, the Guarantor and Deutsche Bank Trust Company Americas, as trustee, or such other trustee named therein (the “Indenture”). A form of the Indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the Indenture and those made a part of the Indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the Indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the Indenture is unlimited. The prospectus supplement relating to any series of debt securities that the Issuers may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the terms of the guarantee by the Guarantor (including provisions relating to seniority, subordination and release of the guarantees);

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the Indenture both with and without the consent of holders of debt securities issued under the Indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the Indenture with respect to such series of debt securities).

General

The Issuers may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the Indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the Indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Guarantees

The Guarantor will fully and unconditionally guarantee all obligations of the Issuers under the Indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be a senior unsecured obligation of the Guarantor.

Governing Law

The Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

ENFORCEMENT OF CIVIL LIABILITIES

The Company, NXP B.V., is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and certain of its directors and executive officers, are residents of the Netherlands. In addition, a substantial portion of the assets owned by us and the aforesaid individuals are located outside the United States. Similarly, the Parent is incorporated under the laws of the Netherlands. As a result, it may be difficult or impossible for you to effect service of process upon us or any of the aforesaid persons within the United States with respect to matters arising under the U.S. federal securities laws or to enforce against us or any of such persons judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws. Service of process in U.S. proceedings on persons in the Netherlands, however, is regulated by a multilateral treaty guaranteeing service of writs and other legal documents in civil cases if the current address of the defendant is known. A competent Dutch court will apply Dutch private international law to determine which laws will be applicable to any private law claim brought before it and apply such laws to such claim. It is uncertain whether a Dutch court would apply or enforce the civil liability provisions of U.S. federal securities laws.

In the absence of an applicable treaty for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters to which the United States and the Netherlands are a party, a judgment obtained against the Company or the Parent in the courts of the United States, whether or not predicated solely upon the U.S. federal securities laws, including a judgment predicated upon the civil liability provisions of the U.S. securities laws or securities laws of any state or territory within the United States, will not be directly enforceable in the Netherlands.

In order to obtain a judgment which is enforceable in the Netherlands, the claim must be relitigated before a competent court of the Netherlands. The relevant Netherlands court has discretion to attach such weight to a judgment of the courts of the United States as it deems appropriate. Based on case law, the courts of the Netherlands may be expected to recognize and grant permission for enforcement of a judgment of a court of competent jurisdiction in the United States without re-examination or relitigation of the substantive matters adjudicated thereby, provided that (i) the relevant court in the United States had jurisdiction in the matter in accordance with standards which are generally accepted internationally; (ii) the proceedings before that court complied with principles of proper procedure; (iii) recognition and/or enforcement of that judgment does not conflict with the public policy of the Netherlands; and (iv) recognition and/or enforcement of that judgment is not irreconcilable with a decision of a Netherlands court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that earlier decision can be recognized in the Netherlands.

PLAN OF DISTRIBUTION

The Issuers may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, the Issuers may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, as to matters of U.S. federal and New York state law, and by De Brauw Blackstone Westbroek N.V., as to matters of Dutch law. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of NXP Semiconductors N.V. appearing in NXP Semiconductors N.V.’s Annual Report (Form 10-K) for the year ended December 31, 2021 and 2020, and for each of the two years in the period ended December 2021, and the effectiveness of NXP Semiconductors N.V.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young Accountants LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that NXP Semiconductors N.V. did not maintain effective internal control over financial reporting as of December 31, 2021, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of NXP Semiconductors N.V. and its subsidiaries for the year ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$1,500,000,000

4.400% Senior Notes due 2027

5.000% Senior Notes due 2033

Prospectus Supplement

Joint Bookrunners

Citigroup	Deutsche Bank Securities	Goldman Sachs & Co. LLC

Rabo Securities	SMBC Nikko

May 12, 2022